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                            PURCHASE AND SALE AGREEMENT

                                   BY AND BETWEEN

                             WASHINGTON SQUARE, INC.,

                             A WASHINGTON CORPORATION,
                      KITSAP ASSOCIATES LIMITED PARTNERSHIP,
                         A WASHINGTON LIMITED PARTNERSHIP,
                               WINMAR CASCADE, INC.,
                             A WASHINGTON CORPORATION,
                                WINMAR OREGON, INC.,
                              AN OREGON CORPORATION,
                              WINMAR OF KITSAP, INC.,
                             A WASHINGTON CORPORATION,
                                    SCIT, INC.,
                           A MASSACHUSETTS CORPORATION,
                              TOWN CENTER ASSOCIATES,
                         A WASHINGTON GENERAL PARTNERSHIP,
                                        AND
                               WINMAR COMPANY, INC.,
                             A WASHINGTON CORPORATION,

                                      SELLERS

                                        AND

                          THE MACERICH PARTNERSHIP, L.P.,

                          A DELAWARE LIMITED PARTNERSHIP,
                                        AND
                       ONTARIO TEACHERS' PENSION PLAN BOARD,
         A NON-SHARE CAPITAL CORPORATION CONTINUED UNDER THE LAWS OF THE
                                PROVINCE OF ONTARIO,

                                     PURCHASER


                                 DECEMBER 11, 1998


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                                      CONTENTS

1.     Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.     Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . .2

3.     Purchase Price and Manner of Payment. . . . . . . . . . . . . . . .3

       3.1    Purchase Price . . . . . . . . . . . . . . . . . . . . . . .3
       3.2    Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .3
       3.3    Payment of Purchase Price. . . . . . . . . . . . . . . . . .4

4.     Conveyance of Title . . . . . . . . . . . . . . . . . . . . . . . .5

       4.1    Method of Conveyance . . . . . . . . . . . . . . . . . . . .5
       4.2    State of Title . . . . . . . . . . . . . . . . . . . . . . .6

5.     Purchaser's Due Diligence Investigation of the Property . . . . . .7

       5.1    Commitments for Title Insurance and Surveys. . . . . . . . .7
       5.2    Inspection of the Property and Related Information . . . . .9
       5.3    Late Delivery of Surveys . . . . . . . . . . . . . . . . . 12
       5.4    Indemnification. . . . . . . . . . . . . . . . . . . . . . 12

6.     Representations and Warranties of the Sellers . . . . . . . . . . 13

       6.1    Limitations. . . . . . . . . . . . . . . . . . . . . . . . 13
       6.2    Representations and Warranties . . . . . . . . . . . . . . 13

7.     Purchaser's Representations and Warranties. . . . . . . . . . . . 20

8.     Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

9.     "AS-IS" SALE; LIMITATION; DISCLAIMER. . . . . . . . . . . . . . . 23

10.    Additional Covenants of Sellers . . . . . . . . . . . . . . . . . 25

11.    Additional Covenants of Purchaser . . . . . . . . . . . . . . . . 29

12.    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

13.    Closing Prorations and Adjustments; Assumption of Obligations;
       Special Provisions for Redmond Town Center. . . . . . . . . . . . 34

       13.1   Closing Prorations and Adjustments . . . . . . . . . . . . 34
       13.2   Assumption of Obligations. . . . . . . . . . . . . . . . . 34


PURCHASE AND SALE AGREEMENT                                             PAGE i
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       13.3   Employment Matters . . . . . . . . . . . . . . . . . . . . 36
       13.4   Redmond Town Center - Parcels 3 and 4 (Buildings 1, 2
              and 3) and Parcel 6 (Buildings 4, 5 and 6) . . . . . . . . 37
       13.5   [Intentionally Omitted]. . . . . . . . . . . . . . . . . . 42
       13.6   Redmond Town Center - Parcel 8 . . . . . . . . . . . . . . 42
       13.7   Redmond Town Center - Parcels 2-C and 5-B. . . . . . . . . 42
       13.8   Survival . . . . . . . . . . . . . . . . . . . . . . . . . 43

14.    Closing Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 43

15.    Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . 44

       15.1   Conditions to Purchaser's Obligation to Close. . . . . . . 44
       15.2   Conditions to Sellers' Obligation to Close . . . . . . . . 47
       15.3   [Intentionally Omitted.] . . . . . . . . . . . . . . . . . 48
       15.4   Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . . . . 48
       15.5   Exclusion of the Joint Venture Interest from Closing . . . 48
       15.6   Exclusion of Redmond Town Center Parcels 3 and 4 and
              Redmond Town Center Parcel 6 from Closing. . . . . . . . . 49

16.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

17.    Casualty; Condemnation. . . . . . . . . . . . . . . . . . . . . . 52

18.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 53

19.    Rights and Duties of Escrow Agent . . . . . . . . . . . . . . . . 56

20.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

21.    Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

22.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 62

23.    Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . 63

24.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

25.    Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . 63

26.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 63

       26.1   Headings . . . . . . . . . . . . . . . . . . . . . . . . . 63
       26.2   Calculation of Time Periods. . . . . . . . . . . . . . . . 64


PURCHASE AND SALE AGREEMENT                                            PAGE ii

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       26.3   Time of Essence. . . . . . . . . . . . . . . . . . . . . . 64
       26.4   Gender . . . . . . . . . . . . . . . . . . . . . . . . . . 64
       26.5   Counterparts . . . . . . . . . . . . . . . . . . . . . . . 64
       26.6   Exhibits and Schedules . . . . . . . . . . . . . . . . . . 64

27.    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . 64

28.    Unenforceability. . . . . . . . . . . . . . . . . . . . . . . . . 65

29.    Amendment; Modifications. . . . . . . . . . . . . . . . . . . . . 65

30.    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

31.    Bulk Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . 65

32.    Facsimile Signatures. . . . . . . . . . . . . . . . . . . . . . . 65

33.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 65

34.    Disclosure Under Oregon Law . . . . . . . . . . . . . . . . . . . 66

35.    Joinder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

36.    Joint and Several Liability . . . . . . . . . . . . . . . . . . . 68

37.    Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . 68


PURCHASE AND SALE AGREEMENT                                           PAGE iii

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                                       EXHIBITS

Exhibit A                Sellers and Shopping Centers
Exhibit B                Legal Descriptions
Exhibit C                Form of Letter of Credit
Exhibit D                Form of Deed
Exhibit E                Form of Bill of Sale
Exhibit F                Form of Deed and Assignment of Ground Lease
Exhibit G                Form of Assignment of Leases
Exhibit H                Form of Assignment of Contracts
Exhibit I                Form of Assignment of Trade Names
Exhibit J                Form of Assignment of REA
Exhibit K                Form of Assignment of Joint Venture Interest
Exhibit L                Form of Survey Certification
Exhibit M-1              Form of Tenant Estoppel
Exhibit M-2              Form of REA Estoppel
Exhibit M-3              Form of Ground Lessor Estoppel
Exhibit M-4              Form of AT&T Wireless Estoppel
Exhibit N                SAFECO Life Loan Commitment
Exhibit O                Form of Sellers' Estoppel
Exhibit P                Form of Macerich Note
Exhibit Q                Site Plan of Redmond Town Center

                                       SCHEDULES

Schedule 1               Defined Terms
Schedule 5.1(a)          Commitments
Schedule 6.1(a)          Persons Included in Seller's Knowledge
Schedule 6.1(c)          Anchor Leases
Schedule 6.2(a)          Sellers' Required Consents
Schedule 6.2(b)          Violations
Schedule 6.2(d)          Litigation
Schedule 6.2(f)          Environmental
Schedule 6.2(h)          Contracts
Schedule 6.2(i)-1        Leases
Schedule 6.2(i)-2        Defaults under Leases
Schedule 6.2(j)          Rent Rolls
Schedule 6.2(k)          Ground Leases


PURCHASE AND SALE AGREEMENT                                            PAGE iv
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Schedule 6.2(m)          Certain Personal Property
Schedule 6.2(n)          Bonds
Schedule 6.2(p)          Indebtedness
Schedule 6.2(q)          REAs
Schedule 6.2(s)          Brokerage Commissions
Schedule 7(a)            Purchaser's Required Consents
Schedule 13.1            Closing Prorations and Adjustments
Schedule 15.1(h)(ii)     Certain Required Tenant Estoppel Certificates


PURCHASE AND SALE AGREEMENT                                             PAGE v
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                          PURCHASE AND SALE AGREEMENT


       THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 11th day of December, 1998 by and between (a) WASHINGTON SQUARE, INC., a Washington corporation, KITSAP ASSOCIATES LIMITED PARTNERSHIP, a Washington limited partnership, WINMAR CASCADE, INC., a Washington corporation, WINMAR OREGON, INC., an Oregon corporation, WINMAR OF KITSAP, INC., a Washington corporation, SCIT, INC., a Massachusetts corporation, TOWN CENTER ASSOCIATES, a Washington general partnership, and WINMAR COMPANY, INC., a Washington corporation (each, a "Seller" and, collectively, "Sellers") and (b) THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership, and ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation continued under the laws of the Province of Ontario (together, "Purchaser"). SAFECO Corporation, a Washington corporation ("SAFECO"), and Transnation Title Insurance Company, an Arizona corporation ("Escrow Agent") are executing this Agreement solely for the limited purposes set forth in Section 35 below.

                                    RECITALS

       A. Each Seller (other than Winmar Company, Inc. ("Winmar Co.")) is the owner or ground lessee of certain improved real property that comprises one or more shopping centers, together with, in some cases, either or both unimproved land and land improved with fully or partially constructed office buildings. Each such project, and the Seller by which it is owned or ground leased, is identified by name on EXHIBIT A hereto. The parcel or parcels of land that comprise each shopping center, together with any related unimproved land and land improved with fully or partially completed office buildings, are legally described in EXHIBITS B-1 through B-10 hereto.

       B. Winmar Co. owns a fifty percent (50%) partnership interest in Oxmoor Joint Venture (as defined below), which ground leases certain real property on which the improvements are located that comprise the shopping center identified on EXHIBIT A hereto as "Oxmoor Center Mall." The parcel or parcels of land on which the improvements are located that comprise such shopping center are legally described in EXHIBIT B-11 hereto.

       C. Purchaser desires to purchase and Sellers desire to sell all of Sellers' right, title and interest in and to the shopping centers owned or ground leased by


PURCHASE AND SALE AGREEMENT                                              PAGE 1
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Sellers and the related land and improvements, if any, described in Recital A above and the Oxmoor Center Joint Venture interest owned by Winmar Co. on the terms and conditions hereinafter set forth.

       D.     SAFECO is the indirect owner of Sellers.

       E. Escrow Agent has agreed, on the terms and conditions hereinafter set forth, to act as the escrow agent for the transactions contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows (and SAFECO and Escrow Agent hereby join this Agreement solely for the limited purposes set forth in Section 35):

       1.     DEFINED TERMS

       Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in SCHEDULE 1 hereto.

       2.     PURCHASE AND SALE

              (a) Sellers (other than Winmar Co.) shall sell to Purchaser at Closing, and Purchaser shall purchase from Sellers at Closing, in accordance with the terms and subject to the conditions contained in this Agreement, all of Sellers' right, title and interest in and to:

              (i)    the Owned Land;

              (ii)   the Improvements;

              (iii)  the Ground Leases;

              (iv)   the Personal Property;

              (v)    the Leases;

              (vi)   the Trade Names;

              (vii)  the Assumed Contracts; and

              (viii) the REAs.


PURCHASE AND SALE AGREEMENT                                             PAGE 2
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              (b)    Subject to Section 15.5 below, Winmar Co. shall sell to
Purchaser at Closing, and Purchaser shall purchase from Winmar Co. at Closing, in accordance with the terms hereof, all right, title and interest of Winmar Co. in and to the Joint Venture Interest.

       3.     PURCHASE PRICE AND MANNER OF PAYMENT

              3.1    PURCHASE PRICE

       The aggregate purchase price for the Property shall be Five Hundred Seventy Million Three Hundred Thousand and No/00 Dollars ($570,300,000) (the "Purchase Price"). The Purchase Price shall be adjusted as provided in Section 13 below.

              3.2    DEPOSIT

              (a) Purchaser shall pay the Deposit to Escrow Agent either by federal wire transfer of immediately available funds to Escrow Agent's account with Depository in Seattle, Washington, or by delivery to Escrow Agent's offices in San Francisco, California, of a clean, irrevocable letter of credit that satisfies the requirements of Section 3.2(c) below or by a combination of the two, in either case not later than the third (3rd) Business Day next following the Effective Date. If any portion of the Deposit is initially provided in cash, Purchaser may replace such portion with a letter of credit that is in a face amount equal to such cash and that complies with the provisions of Section 3.2(c) below. The Deposit shall be held as hereinafter provided, shall be applied toward the Purchase Price, if in cash, or returned to Purchaser, if a letter of credit, upon Closing, and otherwise shall be returned to Purchaser or released to Sellers as provided in the Agreement. If Purchaser fails to deliver the Deposit by 5:00 p.m. Seattle, Washington time on the third (3rd) Business Day next following the Effective Date, this Agreement shall terminate and, except as otherwise provided herein, be of no further force or effect.

              (b) If any portion of the Deposit is provided in the form of immediately available funds, that portion of the Deposit shall be deposited by Escrow Agent with the Depository and shall be invested by the Depository in United States Treasury Bills or other obligations backed by the full faith and credit of the United States government, in all cases with maturities of ninety
(90) days or less.

              (c) If any portion of the Deposit is provided in the form of a letter of credit, the letter of credit (i) shall be issued by Wells Fargo Bank, N.A. or another financial institution acceptable to Sellers in their sole, good faith discretion, (ii) shall provide that it may be drawn by Escrow Agent by sight draft presented at a branch of


PURCHASE AND SALE AGREEMENT                                             PAGE 3
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Wells Fargo Bank, N.A. located in San Francisco, California certifying only that the Escrow Agent is entitled to draw thereon, (iii) shall have an expiration date not earlier than one (1) year after the date of issuance, and
(iv) shall otherwise be substantially in the form of EXHIBIT C attached hereto. If, by the date that is thirty (30) days prior to the expiration of the original letter of credit provided by Purchaser, the original letter of credit has not been returned to Purchaser or drawn by Escrow Agent in accordance with the terms of this Agreement and Purchaser has not delivered to Escrow Agent, at its offices in San Francisco, California, either a replacement letter of credit identical to the original letter of credit or an amendment or endorsement to the original letter of credit, in each case extending the expiration of the letter of credit for not less than one (1) year, Escrow Agent, without further direction or authorization from Purchaser or Sellers, shall draw upon the letter of credit prior to its expiration and the proceeds thereof shall thereafter be held in escrow by Escrow Agent at its account, with Depository in Seattle, Washington, as the Deposit (or a portion thereof) on the terms herein provided. If, under the terms of the Agreement, Purchaser is entitled to the return of the Deposit, Escrow Agent shall deliver the letter of credit and all replacements, amendments and endorsements thereto (or the proceeds thereof, if the letter of credit has been drawn by Escrow Agent) promptly to Purchaser. If, under the terms of this Agreement, Sellers are entitled to the release of the Deposit, Escrow Agent shall promptly draw the letter of credit in full and pay the proceeds thereof to Sellers. Purchaser hereby releases and waives all claims against Escrow Agent arising out of or based upon Escrow Agent's good faith decision to draw a letter of credit provided by Purchaser as the Deposit; provided, however, that Escrow Agent shall remain responsible for the disposition of the proceeds of the letter of credit in accordance with the terms of this Agreement.

              3.3    PAYMENT OF PURCHASE PRICE

       At Closing, the Purchase Price (as adjusted pursuant to Section 13 below) shall be paid by or on behalf of Purchaser as follows:

              (a) A portion of the Purchase Price equal to the then-outstanding aggregate principal balance of the Assumed Indebtedness shall be deemed to have been paid to Sellers by Purchaser's assumption of the Assumed Indebtedness as provided in Section 13.2(c) below.

              (b)    Intentionally omitted.

              (c) A portion of the Purchase Price equal to Thirty Million Six Hundred Thousand Dollars ($30,600,000) shall be paid to Sellers by Macerich's


PURCHASE AND SALE AGREEMENT                                             PAGE 4
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delivery to Winmar Co., for the benefit of all Sellers, of the Macerich Note and the Macerich Pledge.

              (d) Subject to Section 15.6(d) below, Purchaser shall cause Escrow Agent to pay so much of the Deposit as is held in cash to Sellers by federal wire transfer of immediately available funds into an account designated by Winmar Co., acting on behalf of all Sellers, in a written notice given to Escrow Agent and Purchaser prior to the Closing Date. If the Deposit has been provided in the form of a letter of credit, the letter of credit shall, subject to Section 15.6(d) below, be returned to Purchaser upon completion of the Closing and no credit toward the Purchase Price shall be made except to the extent that any proceeds of a draw upon the letter of credit are in fact paid to Sellers at Closing.

              (e) The excess of the Purchase Price (as adjusted pursuant to Section 13 below) over the sum of (i) the then-outstanding aggregate principal balance of the Assumed Indebtedness, plus (ii) the portion of the Purchase Price paid in accordance with Section 3.3(c) above, plus (iii) the portion of the Purchase Price, if any, paid by transfer of the Deposit to Sellers pursuant to
Section 3.3(d) above shall be paid by Purchaser by federal wire transfer of immediately available funds into the account designated by Winmar Co.

              (f) Payment of portions of the Purchase Price by federal wire transfer of immediately available funds into the account designated by Winmar Co. shall constitute payment to Sellers and the sole obligation of Purchaser in respect of the payment of such portions of the Purchase Price shall be to make payment or cause payment to be made into such account as provided in this
Section 3.3. Provided that Purchaser makes payment or causes payment of the Purchase Price to be made in accordance with this Section 3.3, Purchaser shall have no responsibility or liability for the receipt by a particular Seller of the portion of the Purchase Price to which, as among all Sellers, such Seller may be entitled.

       4.     CONVEYANCE OF TITLE

              4.1    METHOD OF CONVEYANCE

              (a) Each Seller's title to the Owned Land and the Improvements located thereon shall be conveyed by a Deed.

              (b) Each Seller's interest in the Personal Property shall be conveyed by a Bill of Sale or by such other method, such as the endorsement of a certificate of title, as may be appropriate to the type of Personal Property in question.


PURCHASE AND SALE AGREEMENT                                             PAGE 5
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              (c)    Each Seller's interest in the Ground Leases and the
Improvements located on the Ground Leased Land shall be assigned and conveyed by a Deed and Assignment of Ground Lease.

              (d) Each Seller's interest in the Leases shall be assigned by an Assignment of Leases.

              (e) Each Seller's interest in the Assumed Contracts shall be assigned by an Assignment of Contracts.

              (f) Each Seller's interest in the Trade Names shall be conveyed by an Assignment of Trade Names.

              (g) Each Seller's interest under the REAs shall be assigned by an Assignment of REA.

              (h) Winmar Co. shall convey its right, title and interest in and to the Joint Venture Interest by the Assignment of Joint Venture Interest.

              (i) Sellers' rights and obligations under the agreements, instruments and documents providing for, evidencing, securing or otherwise pertaining to the Assumed Indebtedness shall be assigned and assumed by instruments of assignment and assumption in the forms required by the holder of the Assumed Indebtedness and reasonably acceptable to Purchaser, which instruments shall include certifications as of the Closing Date from the holders of the Assumed Indebtedness with respect to (i) the outstanding principal balance of the Assumed Indebtedness, (ii) the identity of the agreements, documents and instruments that provide the terms of, evidence and secure the Assumed Indebtedness, (iii) the absence of known defaults by Sellers with respect to the Assumed Indebtedness (or by any Affiliates of Sellers that are parties to any agreements, documents or instruments pertaining to the Assumed Indebtedness), and (iv) such other factual matters as Purchaser may reasonably require.

              4.2    STATE OF TITLE

              (a) Seller's title to the Property (and Oxmoor Joint Venture's title to the Oxmoor Ground Lease, Oxmoor Improvements, Oxmoor Leases, and personal property owned by Oxmoor Joint Venture) at Closing shall be free and clear of liens and encumbrances other than the Permitted Encumbrances.

              (b) Encumbrances securing indebtedness of a Seller for borrowed money (other than the Assumed Indebtedness) shall not constitute Permitted


PURCHASE AND SALE AGREEMENT                                             PAGE 6
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Encumbrances.  Monetary encumbrances that are not Permitted Encumbrances shall be discharged by Sellers either prior to Closing or out of the Purchase Price at Closing.

       5.     PURCHASER'S DUE DILIGENCE INVESTIGATION OF THE PROPERTY

              5.1    COMMITMENTS FOR TITLE INSURANCE AND SURVEYS

              (a) Sellers have heretofore provided Purchaser with the Commitments identified on SCHEDULE 5.1(A) hereto with respect to the Shopping Centers, together with a copy of the documents forming the basis for each exception to coverage noted therein. Within fifteen (15) days after the Effective Date (or the next Business Day, if such date is not a Business Day), Purchaser (or Purchaser's attorneys) shall give notice to Winmar Co., as agent for Sellers, in writing of any objection by Purchaser to those exceptions to coverage set forth in the Commitments (and any updates to the Commitments obtained by Purchaser within the first five (5) days of such fifteen (15) day period, which shall be deemed part of the Commitments), if any, that are not Permitted Encumbrances within the meaning of any of clauses (a) through (g), inclusive, of the definition of that term as set forth on Schedule 1 hereto. In such notice, Purchaser shall also identify those exceptions to coverage set forth in the Commitments that Purchaser is unable to evaluate without a Survey of the affected Shopping Center.

              (b) As promptly as is commercially practicable after the Effective Date, Sellers shall deliver to Purchaser, at Sellers' sole cost and expense, a Survey of each Shopping Center. Within fifteen (15) days after receipt of a Survey for a Shopping Center (or the next Business Day if such date is not a Business Day), Purchaser (or Purchaser's attorneys) shall give notice to Winmar Co., as agent for Sellers, in writing of any objection by Purchaser
(i) to those facts or matters disclosed by the Survey, if any, that are not Permitted Encumbrances within the meaning of any of clauses (a) through (g), inclusive, of the definition of that term as set forth on Schedule 1 hereto and
(ii) to those exceptions to coverage set forth in the Commitments that, under
Section 5.1(a) above, Purchaser stated it could not evaluate without a Survey of the affected Shopping Center, provided same are not Permitted Encumbrances within the meaning of any of clauses (a) through (g), inclusive, of the definition of that term as set forth on Schedule 1 hereto.

              (c)    [Intentionally omitted.]


PURCHASE AND SALE AGREEMENT                                             PAGE 7
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              (d)    If Purchaser notifies Winmar Co., as agent for Sellers, of its permitted objections to the status of title or to matters disclosed by a Survey in the manner and within the time periods set forth in Sections 5.1(a) and (b) above (subject, however, to Section 5.3 below), then Winmar Co, as agent for Sellers, shall have the right to give notice to Purchaser within five (5) days thereafter whether Sellers can and will remove (which may be accomplished by causing Title Insurer to provide affirmative title insurance coverage reasonably acceptable to Purchaser against the matter to which Purchaser has objected) or correct the items to which Purchaser has objected. Except as otherwise provided in Section 4.2(b) with respect to Sellers' obligation to discharge monetary encumbrances that are not Permitted Encumbrances, Sellers shall have no duty or obligation of any kind or nature to remove or correct items to which Purchaser objects and may, in their sole and absolute discretion, choose not to remove or correct any or all of such objectionable items. If Winmar Co., as agent for Sellers, does not give notice to Purchaser within such five (5) day period that Sellers will remove all such objectionable items at or prior to Closing, then Purchaser shall have the right, by written notice to Winmar Co., as agent for Sellers, given within five (5) days after Winmar Co.'s notice is given or the expiration of the period within which such notice was to have been given, to elect to terminate this Agreement, in which event, this Agreement shall thereupon be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of this Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser. If, prior to the expiration of the period within which Purchaser is entitled to give notice of Purchaser's permitted objections to the state of title set forth in the Commitments or to matters disclosed by a Survey under whichever of Section 5.1(a) or (b) is applicable (and subject to Section 5.3 below), either (a) Purchaser does not give Winmar Co., as agent for Sellers, notice of Purchaser's permitted objections to exceptions contained in the Commitments or matters disclosed by the Surveys or (b) Purchaser gives Winmar Co., as agent for Sellers, notice of its permitted objections to specified exceptions to coverage set forth in the Commitments or matters disclosed by the Surveys that Purchaser finds unsatisfactory and Sellers elect to remove or correct such exceptions or matters, then this Agreement shall continue in full force and effect in accordance with its terms and Purchaser shall have no further right to terminate this Agreement under Section 5.1(a) with respect to the state of title disclosed in the Commitments or under Section 5.1(b) with respect to matters that would be disclosed by accurate surveys of the Shopping Centers for which Surveys have been provided, whichever is applicable. If (a) Purchaser gives Winmar Co, as agent for Sellers, notice as required by Section 5.1(a) of its permitted objections to specified exceptions to coverage set forth in the Commitments or notice as required by Section 5.1(b) of its permitted


PURCHASE AND SALE AGREEMENT                                             PAGE 8
objections to matters disclosed by a Survey, (b) Winmar Co., as agent for Sellers, does not give Purchaser notice that Sellers will remove or correct such exceptions or matters, and (c) Purchaser thereafter fails within the specified period to give Winmar Co., as agent for Sellers, notice of Purchaser's election to terminate this Agreement, Purchaser shall irrevocably be deemed to have waived all objections to such exceptions to coverage or to such survey matters, as the case may be, and this Agreement shall continue in full force and effect in accordance with its terms and Purchaser shall have no further right to terminate this Agreement under Section 5.1(a) with respect to the state of title disclosed in the Commitments or under Section 5.1(b) with respect to matters that would be disclosed by accurate surveys of the Shopping Centers for which the Surveys have been provided, whichever is applicable. If Sellers have elected to remove or correct exceptions to coverage or survey matters to which Purchaser has made a permitted objection, Sellers shall use commercially reasonable efforts to remove or correct such exceptions to coverage and survey matters and completion of such removal or correction shall be a condition to Purchaser's obligation to consummate the Closing. Closing shall be extended by such period of time as is reasonably necessary to permit Sellers to complete such removal or correction, not to exceed, in the aggregate for all exceptions and survey matters, ninety (90) days. Those title exceptions and survey matters as to which Purchaser made no permitted objection within the period provided in whichever of Section 5.1(a) or (b) is applicable or as to which Purchaser waived or is deemed to have waived its objections under whichever of Section 5.1(a) or (b) is applicable shall be deemed Permitted Encumbrances.

              (e) Purchaser shall take title to the Property subject to all matters that are or, pursuant to this Section 5, become Permitted Encumbrances.

              5.2    INSPECTION OF THE PROPERTY AND RELATED INFORMATION

              (a) Purchaser acknowledges and confirms that, prior to the execution of this Agreement, Purchaser has had the opportunity to review the Property Materials, including, without limitation, environmental site assessments included within the Property Materials, and has conducted such review and analysis thereof as Purchaser deems necessary in order to enter into this Agreement.

              (b)    During the Access Period, Purchaser shall have the right
(i) to obtain and review environmental reports and to make or have made such inspections of the Shopping Centers and all factors relevant to the use of the Shopping Centers with respect to environmental matters, including, without limitation, the condition of soils and subsurfaces, particularly with respect to the presence or absence of


PURCHASE AND SALE AGREEMENT                                             PAGE 9

Hazardous Materials, (ii) to make or have made reasonable physical, structural, engineering and other inspections of the physical condition of the Shopping Centers, and (iii) to make or have made such other inspections and investigations of the Shopping Centers as Purchaser desires, including further review of all Property Materials.

              (c) Purchaser shall be permitted reasonable access to the Shopping Centers during normal business hours for inspections and tests during the Access Period. Winmar Co., as agent for Sellers, shall have the right to designate one or more representatives for purposes of coordinating and overseeing Purchaser's on-site due diligence investigation. Purchaser shall give Sellers' designated representative or representatives, if any, advance notice of its investigation of the Shopping Centers, describing the nature of the review work to be undertaken and the estimated duration of the review. A representative of Sellers shall have the right to accompany Purchaser and its agents, representatives and contractors that are performing tests on or about the Shopping Centers in connection with such testing and to limit the duration, frequency and means of such testing to the extent necessary to avoid disrupting of either the operation of the Shopping Centers in the ordinary course or the normal operations of the tenants of the Shopping Centers. Purchaser shall conduct its tests and other due diligence activities in a professional and confidential manner which minimizes interference with tenants of the Shopping Centers. Sellers shall permit Purchaser to contact tenants during the Access Period for the purpose of requesting interviews with such tenants as part of Purchaser's due diligence investigation of the Shopping Centers. All such tenant interviews shall be during normal business hours at times acceptable to the applicable tenants and shall not interfere in any material respect with the tenants' conduct of business in the ordinary course.

              (d) Purchaser shall have the right, prior to the expiration of the Access Period, to give Winmar Co., as agent for Sellers, written notice that Purchaser objects to one or more aspects of the Shopping Centers which would constitute a Material Defective Condition of the Property. Purchaser's notice shall identify with specificity the Material Defective Conditions of the Property to which Purchaser objects, the commercially reasonable actions that would cure such Material Defective Conditions, and Purchaser's reasonable, good faith estimate of the cost of effectuating such cure ("Purchaser's Estimate"). If Purchaser so objects to one or more Material Defective Conditions of the Property, then Winmar Co., as agent for Sellers, shall have the right to give notice to Purchaser within five (5) days after Purchaser's notice is given whether (i) Sellers can and will cure the Material Defective Conditions to which Purchaser has objected or (ii) Sellers will give Purchaser a credit at Closing for


PURCHASE AND SALE AGREEMENT                                            PAGE 10
the cost of the cure in the amount set forth in Purchaser's Estimate.
Sellers shall have no duty or obligation of any kind or nature to cure Material Defective Conditions to which Purchaser has objected or to give Purchaser a credit in respect thereof and may, in their sole and absolute discretion, choose not to cure any or all of such Material Defective Conditions or to give Purchaser a credit in respect thereof. If Winmar Co., as agent for Sellers, does not so give Purchaser notice that Sellers will either cure each such Material Defective Condition or give Purchaser a credit in the amount set forth in Purchaser's Estimate, Purchaser shall have the right, by written notice to Winmar Co., as agent for Sellers, given within five (5) days after Winmar Co.'s notice is given or the expiration of the period within which such notice was to have been given, to elect to terminate this Agreement, in which event, this Agreement shall thereupon be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of this Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser. If, prior to the expiration of the Access Period, either (i) Purchaser does not give Winmar Co., as agent for Sellers, notice of Purchaser's objection to any Material Defective Conditions of the Property or (ii) Purchaser gives Winmar Co., as agent for Sellers, notice of Purchaser's objection to specified Material Defective Conditions of the Property and Sellers elect to cure such Material Defective Conditions in the manner requested by Purchaser (or in another manner reasonably acceptable to Purchaser) or to give Purchaser a credit at Closing in the amount set forth in Purchaser's Estimate, then this Agreement shall continue in full force and effect in accordance with its terms and Purchaser shall have no further right to terminate this Agreement under this Section 5.2. If
(i) Purchaser gives Winmar Co., as agent for Sellers, notice as required by this
Section 5.2(d) of Purchaser's objection to specified Material Defective Conditions, (ii) Winmar Co., as agent for Sellers does not give Purchaser notice that Sellers will either cure each such Material Defective Condition or give Purchaser a credit in the amount set forth in Purchaser's Estimate, and
(iii) Purchaser thereafter fails within the specified period to give Winmar Co., as agent for Sellers, notice of Purchaser's election to terminate this Agreement, Purchaser shall irrevocably be deemed to have waived all objections to such Material Defective Conditions and this Agreement shall continue in full force and effect in accordance with its terms and Purchaser shall have no further right to terminate this Agreement under this Section 5.2. If Winmar Co., as agent for Sellers, has elected to cure Material Defective Conditions of the Property to which Purchaser has objected, Sellers shall use commercially reasonable efforts to cure such Material Defective Conditions and completion of such cure shall be a condition to Purchaser's obligation to consummate the Closing. Closing shall be extended by such period of time as is reasonably necessary to permit Sellers to complete such cure, in no event to exceed, in


PURCHASE AND SALE AGREEMENT                                            PAGE 11
the aggregate for all Material Defective Conditions being cured by Sellers, ninety (90) days.

              (e) Nothing in this Section 5.2 shall limit Seller's representations and warranties under Section 6.2 or Purchaser's rights in respect thereof.

              5.3    LATE DELIVERY OF SURVEYS

       With respect to each Survey that Sellers fail to deliver to Purchaser by the date that is fifteen (15) days prior to the expiration of the Access Period, Purchaser shall, notwithstanding the expiration of the Access Period, have a period of fifteen (15) days after receipt of such Survey to review such Survey and give notice in writing to Winmar Co., as agent for Sellers, of any objection by Purchaser (a) under Section 5.1(b) above to (i) those facts or matters disclosed by the Survey, if any, that are not Permitted Encumbrances within the meaning of any of clauses (a) through (g), inclusive, of the definition of that term as set forth on Schedule 1 hereto and (ii) those exceptions to coverage set forth in the Commitments that, under Section 5.1(a) above, Purchaser stated it could not evaluate without a Survey of the affected Shopping Center, provided same are not Permitted Encumbrances within the meaning of any of clauses (a) through (g), inclusive, of the definition of that term as set forth on
Schedule 1 hereto; and (b) under Section 5.2(d) above, to any facts or matters disclosed by the Survey that, together with other aspects of the Shopping Centers to which Purchaser has objected under Section 5.2(d) above, would constitute one or more Material Defective Conditions. Notwithstanding the provisions of Sections 12(a) and 26.3 below, Closing shall be extended as may be necessary to provide Purchaser with the benefit of this Section 5.3 and, thereafter, to provide both Sellers and Purchaser with their rights under Sections 5.1(d) and 5.2(d).

              5.4    INDEMNIFICATION

       Purchaser shall indemnify, protect, defend and hold each and every Seller harmless from and against all losses, damages, liabilities, claims, fines, penalties, causes of action and expenses arising from or out of the presence or activities of Purchaser or its agents, employees, representatives, consultants or contractors on or in connection with the Property, both before and after Closing, including, but not limited to, reporting, investigation, removal, remediation and cleanup costs related to Hazardous Materials resulting from the presence or activities of Purchaser or its agents, employees, representatives, consultants or contractors, other than Hazardous Materials that already exist on the Shopping Centers at the time of such inspection and are not released, concentrated, spread or otherwise exacerbated by Purchaser or its


PURCHASE AND SALE AGREEMENT                                            PAGE 12
agents, employees, representatives, consultants or contractors. If Purchaser does not purchase the Property (or if, with respect to certain portions of Redmond Town Center, the Closing of that portion of the Property is delayed as provided in Sections 13.4 and 15.6 below), Purchaser shall promptly upon the demand of any Seller repair any damage caused by such presence or activities. The terms of this Section 5.4 shall survive Closing or termination of this Agreement. Purchaser's right to enter upon the Shopping Centers shall be conditioned on Purchaser's having first provided Sellers with copies of general liability insurance policies in amounts, with deductibles and with insurers reasonably acceptable to Sellers, insuring Purchaser's obligations and liabilities under this Section 5.4, naming
Sellers as additional insureds with respect to claims of third parties for which Sellers are entitled to indemnification hereunder, with evidence that premiums have been paid.

       6.     REPRESENTATIONS AND WARRANTIES OF THE SELLERS

              6.1    LIMITATIONS

              (a) The words "Sellers' knowledge" or "to the best of Sellers' knowledge" shall mean the actual current knowledge, without investigation of any kind or nature, of Sellers' Knowledge Parties. Such words expressly exclude imputed knowledge.

              (b) The word "threatened" shall mean expressly threatened in writing by a third party that is not a governmental entity or by legal counsel for or a responsible official of a governmental entity.

              6.2    REPRESENTATIONS AND WARRANTIES

       Subject to the limitations set forth in Section 6.1, Sellers jointly and severally make the following representations and warranties to Purchaser as of the Effective Date:

              (a) Each Seller is duly formed, validly existing, in good standing and qualified to do business in the state where the Property owned by such Seller is located and in each other state where a failure to be in good standing or to qualify to do business could have a material adverse effect upon such Seller's ability to perform its obligations under this Agreement. Each Seller has the requisite power and authority to own and operate the Property owned and operated by such Seller. The execution, delivery and performance of this Agreement by each Seller have been duly authorized by all necessary action and proceedings other than receipt of the Sellers' Required Consents identified on SCHEDULE 6.2(a) hereto. No further corporate action


PURCHASE AND SALE AGREEMENT                                            PAGE 13
or authorization will be necessary on the part of any Seller in order to consummate the transactions contemplated herein other than as disclosed in
SCHEDULE 6.2(a). This Agreement and the other legal documents executed by each Seller in connection herewith are legal, valid and binding obligations of such Seller. Subject to Sellers' obtaining the Sellers' Required
Consents, neither the execution and delivery of this Agreement by each Seller, nor the performance of any of a Seller's obligations hereunder, nor the consummation of the transactions contemplated hereby, will require the consent of any person or conflict with, result in a breach of or constitute a default under the terms and conditions of such Seller's organizational documents or any indenture, mortgage, deed of trust, agreement, undertaking, instrument or document to which such Seller is a party or by which it is bound, or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller. (The representations and warranties set forth in this Section 6.2(a) shall not be deemed to extend to consents of third parties required to permit Sellers to assign Contracts to Purchaser, which shall be governed by Section 13.2(c) below.)

              (b) Except as disclosed on SCHEDULE 6.2(b) hereto, Sellers have received no written notice that, and have no knowledge that, any of the Shopping Centers is in material violation of any applicable law, rule, regulation, code or ordinance.

              (c) Except as disclosed in the Commitments, there are, to Sellers' knowledge, no special taxes and assessments that have been enacted but not yet levied upon any Shopping Center by a governmental authority. All real property taxes and assessments now due and payable in respect of the Shopping Centers have been paid or, by the Closing Date, will have been paid. There are no presently pending or, to Sellers' knowledge, threatened proceedings to condemn any Shopping Center or any material part of a Shopping Center.

              (d) Except as disclosed on SCHEDULE 6.2(d) hereto, there are no actions, suits, proceedings, judgments, orders, decrees or governmental investigations pending or, to Sellers' knowledge, threatened against the Property or any Seller which would affect the ability of any Seller to perform its obligations under this Agreement or which would have a material adverse effect on the Property.

              (e) No consent from or notice to any federal, state or local court or federal, state or local government bureau, department, commission or agency, or any other person or entity whether or not governmental in character, is required to be obtained in connection with the execution, delivery and performance of this


PURCHASE AND SALE AGREEMENT                                            PAGE 14

Agreement by Sellers other than the Sellers' Required Consents. (The representations and warranties set forth in this Section 6.2(e) shall not be deemed to extend to consents of third parties required to permit Sellers to assign Contracts to Purchaser, which shall be governed by Section 13.2(c) below.)

              (f) Except as disclosed on SCHEDULE 6.2(f) hereto or in the environmental reports and other environmental materials identified on
SCHEDULE 6.2(f), to Sellers' knowledge, no Shopping Center is in material violation of federal, state or local laws related to the presence or release of Hazardous Material.

              (g)    No Seller is a "foreign person" within the meaning of
Section 1445(f) of the Internal Revenue Code.

              (h) Attached hereto as SCHEDULE 6.2(h) is a complete list of all Contracts and Oxmoor Contracts (other than those listed in the Commitments) and all amendments thereto. Each Contract and each Oxmoor Contract is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof, all amounts due thereunder have been paid, no material default by a Seller (or Oxmoor Joint Venture) or, to Sellers' knowledge, any other party thereto exists under any Contract or Oxmoor Contract, neither any Seller nor Oxmoor Joint Venture has received notice from any other party to any Contract claiming the existence of a material default under such Contract or Oxmoor Contract by a Seller or Oxmoor Joint Venture that remains uncured and no Contract or Oxmoor Contract has been assigned, transferred, hypothecated, pledged or encumbered by any Seller or Oxmoor Joint Venture other than as collateral for the Assumed Indebtedness. Neither Sellers nor any of their Affiliates have any direct or indirect ownership interests in any person providing goods or services under the Contracts or Oxmoor Contracts.

              (i) Attached hereto as SCHEDULE 6.2(i)-1 is a complete list of all Leases and Oxmoor Leases, with all amendments thereto. Each Lease and Oxmoor Lease is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof. No material default by a Seller exists under any Lease or Oxmoor Lease. Except as set forth on Schedule 6.2(i)-2 or the rent rolls attached hereto as SCHEDULES 6.2(j), there exists no monetary default by a tenant under any Lease or Oxmoor Lease that has continued for more than thirty (30) days nor has a Seller given any tenant written notice of a nonmonetary default by such tenant under its Lease or Oxmoor Lease that remains uncured. No tenant under any Lease or Oxmoor Lease has paid rent for more than one month in advance or, to Sellers' knowledge, is entitled to any offset or defense against its obligation to pay rent.


PURCHASE AND SALE AGREEMENT                                            PAGE 15

              (j) The information set forth on the rent rolls attached hereto as SCHEDULE 6.2(j) is true and correct in all material respects.

              (k) Attached hereto as SCHEDULE 6.2(k) is a complete list of all Ground Leases and the Oxmoor Ground Lease and all amendments thereto. Sellers have made available to Purchaser true and correct copies of the Ground Leases and the Oxmoor Ground Lease, including all amendments thereto. Each Ground Lease and the Oxmoor Ground Lease is in full force and effect. Sellers
(i) have paid all rents and other charges to the extent due and payable under each Ground Lease and the Oxmoor Ground Lease, (ii) are not in material default under any Ground Lease or the Oxmoor Ground Lease, (iii) have received no written notice of default from a Ground Lessor or the lessor under the Oxmoor Ground Lease that remains uncured and (iv) have no knowledge of a material default by a Ground Lessor or the lessor under the Oxmoor Ground Lease under any Ground Lease or the Oxmoor Ground Lease that remains uncured.

              (l) To Sellers' knowledge, there are no omissions from or errors in the 1995, 1996 and 1997 annual operating statements for the Shopping Centers made available to Purchaser which would materially and adversely alter the results of operations reflected on those statements.

              (m) Set forth on SCHEDULE 6.2(m) is a list of all Personal Property that (i) is a vehicle or (ii) has an estimated fair market value of more than Ten Thousand Dollars ($10,000).

              (n)    All Bonds are identified on SCHEDULE 6.2(n) hereto.

              (o) Seller is not a party to or bound by any collective bargaining or union agreements with respect to the Shopping Center.

              (p) The outstanding principal balance of the Indebtedness is set forth on SCHEDULE 6.2(p) hereto as of the date or dates stated on such schedule. Set forth on SCHEDULE 6.2(p) hereto is a list of each loan agreement, promissory note, deed of trust, mortgage or mortgage deed, and security agreement that provides for, evidences, or secures any portion of the Indebtedness and, with respect to all of the Indebtedness other than that owing to SAFECO Life, all other agreements, instruments and documents that contain any material terms of any portion of the Indebtedness that would be binding on Purchaser (or any permitted assignee or designee of Purchaser that assumes such Indebtedness) after Closing, in each case with all amendments thereto. True, correct and complete copies of all such agreements, instruments and


PURCHASE AND SALE AGREEMENT                                            PAGE 16
documents have been made available to Purchaser, together with all amendments thereto.

              (q) Set forth on SCHEDULE 6.2(q) is a list of all REAs and the Oxmoor REA and all amendments thereto. Each REA and the Oxmoor REA is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof. No material default by a Seller or Oxmoor Joint Venture or, to Sellers' knowledge, any other party thereto exists under any REA or the Oxmoor REA. Sellers have not received or given any notice claiming the existence of a default under any REA or the Oxmoor REA that remains uncured.

              (r) The Land legally described in EXHIBITS B-1 through B-10 and the Improvements thereto and the Oxmoor Land legally described in EXHIBIT B-11 hereto and the Oxmoor Improvements include (i) all of the parcels of land and all improvements thereto in which space is demised by the Leases or Oxmoor Leases or that are subject to the Ground Leases or Oxmoor Ground Lease and (ii) all land and improvements that are owned by Sellers or Oxmoor Joint Venture and used in conjunction with the operation of the Shopping Centers.

              (s) There are no brokerage commissions or finders' fees payable by the landlord with respect to the current or any renewal term of any of the Leases other than those set forth on SCHEDULE 6.2(s) attached hereto and Sellers have no agreement with any broker with respect to any renewal term of any Lease except as set forth in SCHEDULE 6.2(s).

              (t)    With respect to Oxmoor Joint Venture:

                      (i) Oxmoor Joint Venture is a joint venture duly organized, validly existing and in good standing under the laws of the state of Kentucky. Oxmoor Joint Venture has full power and authority to lease the Oxmoor Land and to own the Oxmoor Improvements and to carry on its business as presently conducted. Winmar Co. is duly qualified in the State of Kentucky and in each other jurisdiction in which ownership of the Joint Venture Interest makes such qualification necessary.

                      (ii) Sellers have made available to Purchaser true and complete copies of the Joint Venture Agreement, together with all amendments thereto. All contributions to capital required to be made by Winmar Co. to Oxmoor Joint Venture have been paid in full.

                      (iii) The Joint Venture Interest represents fifty percent (50%) of the legal and beneficial interests in Oxmoor Joint Venture and
(A) except for the


PURCHASE AND SALE AGREEMENT                                            PAGE 17

Right of First Refusal, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase from Oxmoor Joint Venture or otherwise to receive from Oxmoor Joint Venture, any of the Joint Venture Interest or any other interest in Oxmoor Joint Venture and (B) there is no agreement of any kind between Oxmoor Joint Venture and any person that gives any person any right to participate in the profits of Oxmoor Joint Venture, other than the Joint Venture Agreement.

                      (iv) Winmar Co. has not caused or permitted Oxmoor Joint Venture to be engaged in the conduct of any business other than the ownership, operation and management of Oxmoor Center Mall and any activities incidental or related thereto. Oxmoor Joint Venture does not own any asset other than the Oxmoor Property.

                      (v) Oxmoor Joint Venture does not directly or indirectly own any capital stock of or other equity interests in any person.

                      (vi) Except with respect to matters disclosed in instruments constituting Permitted Encumbrances, Oxmoor Joint Venture has not entered into any agreement to sell, transfer, mortgage (other than with respect to the Indebtedness that encumbers Oxmoor Center Mall), lease, grant any preferential right to purchase (including but not limited to a right of first refusal or right of first negotiation) with respect to, or otherwise dispose of or encumber all or any portion of the Oxmoor Property.

                      (vii) Sellers have made or, during the Access Period, will make available to Purchaser copies of (A) the audited balance sheet of Oxmoor Joint Venture at December 31, 1997, the related statements of income and retained earnings and of cash flows of Oxmoor Joint Venture for the period ending on December 31, 1997, and the related notes and schedules thereto, accompanied by the audit report of Ernst & Young (collectively, the "Financial Statements") and (B) the unaudited balance sheet of Oxmoor Joint Venture as of December 31, 1998 prepared by Oxmoor Joint Venture (the "Interim Balance Sheet").

                               (A) The Financial Statements present fairly the
financial position of Oxmoor Joint Venture, and the results of its operations and cash flows, as of the dates thereof on the basis stated in the accompanying auditors' report.

                               (B) The Interim Balance Sheet will present fairly
the financial position of Oxmoor Joint Venture as of the date thereof, on the basis


PURCHASE AND SALE AGREEMENT                                            PAGE 18
stated therein. The Interim Balance Sheet will reflect all liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which would be required to be reflected on a balance sheet prepared on the basis stated therein, or in the notes thereto.

                      (viii) Except (A) for the transactions contemplated and referred to in the notes to the Financial Statements and (B) for the transactions contemplated and referred to in the Interim Balance Sheet, since December 31, 1997, Oxmoor Joint Venture has been operated in the ordinary course of business and there has not been: (i) the incurrence, assumption or guarantee by Oxmoor Joint Venture of any debt for borrowed money; (ii) any change in any method of accounting or accounting practice employed by Oxmoor Joint Venture that would render Oxmoor Joint Venture's financial statements inconsistent with the Financial Statements; and (iii) any material transactions between Oxmoor Joint Venture, on the one hand, and Winmar Co. or any Affiliate thereof, on the other hand.

                      (ix) (A) All Tax Returns required to be filed by Winmar Co. prior to the Closing Date or with respect to Oxmoor Joint Venture have been or will be timely filed within the prescribed period or any extension thereof, and all such Tax Returns are or will be true, correct and complete in all material respects. Winmar Co. (1) has timely paid or made provision for (or there has been paid or provision made on its behalf) all Taxes that are due, or claimed or asserted by any federal, state or local Tax authority for which Winmar Co., with respect to its interest in Oxmoor Joint Venture, may be held liable for periods prior to the Closing Date or (2) has provided for all Taxes for Winmar Co., with respect to its interest in Oxmoor Joint Venture, may be held liable, in all cases subject to the right of Winmar Co. to contest or challenge such Taxes under applicable law. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes for which Winmar Co., with respect to its interest in Oxmoor Joint Venture, may be held liable are not yet due or owing, Winmar Co. has made due and sufficient provisions for such Taxes.

                            (B) Except for liens for current Taxes not yet
due and payable, there are no Tax liens on any assets of Oxmoor Joint Venture.

                            (C) To Sellers' knowledge, Oxmoor Joint Venture
qualifies and has since the date of formation qualified to be treated as a co-ownership for Federal income tax purposes and none of the Oxmoor Joint Venture, Winmar Co. or any federal, state or local Tax authority has taken a position inconsistent with such treatment.


PURCHASE AND SALE AGREEMENT                                            PAGE 19

                               (D) Oxmoor Joint Venture does not have income
reportable for a period ending after the Closing Date but attributable to a transaction (E.G., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method.

                      (x) Winmar Co. is the owner and holder of the Joint Venture Interest and such Joint Venture Interest is held by Winmar Co. free and clear of any lien, claim, interest or encumbrance. Upon execution and delivery of the Assignment of Joint Venture Interest, Purchaser (or its permitted assignee) will receive such Joint Venture Interest free and clear of any lien, claim, interest or encumbrance.

                      (xi) Except for the Right of First Refusal, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Winmar Co. any of the Joint Venture Interest.

                      (xii) The principal place of business of Winmar Co. is in Seattle, Washington, at the address set forth in Section 20 below.

       Except for Sellers' representations and warranties contained in Sections 6.2(a), (e), and (t) above, Sellers' representations and warranties, as updated through Closing, shall survive Closing for a period of one (1) year from the Closing Date and shall terminate as of the end of such period except to the extent that Purchaser gives Winmar Co., as agent for Sellers, a Notice of Claim under Section 18(d) below in respect of an alleged breach thereof prior to such termination date. Sellers' representations and warranties contained in Sections 6.2(a), (e), and (t) above, as updated through Closing, shall survive Closing for a period of three (3) years from the Closing Date and shall terminate as of the end of such period except to the extent that Purchaser gives Winmar Co., as agent for Sellers, a Notice of Claim under Section 18(d) below in respect of an alleged breach thereof prior to such termination date.

       7.     PURCHASER'S REPRESENTATIONS AND WARRANTIES

       Purchaser makes the following representations and warranties to Sellers as of the Effective Date:

              (a) Each of Macerich and Ontario is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its organization as identified in the preamble to the Agreement and is qualified to do business in each jurisdiction


PURCHASE AND SALE AGREEMENT                                            PAGE 20
where a failure to qualify to do business could have a material adverse effect upon the ability of either Macerich or Ontario to perform its obligations under the Agreement. Each of Macerich and Ontario has the requisite power and authority to conduct its business as presently operated. The execution, delivery and performance of this Agreement by each of Macerich and Ontario have been duly and validly authorized by all necessary action and proceedings other than the Purchaser's Required Consents identified on
SCHEDULE 7(a) hereto. No further corporate action or authorization will be necessary on the part of either Macerich or Ontario in order to consummate the transactions contemplated herein other than as disclosed on SCHEDULE
7(a). This Agreement and the other legal documents executed by either or both of Macerich and Ontario (or Purchaser's permitted assignees and designees) in connection herewith are legal, valid and binding obligations of either or both of Macerich and Ontario, as the case may be (or of such permitted assignees and designees).

              (b) Subject to Purchaser's obtaining Purchaser's Required Consents, neither the execution and delivery of this Agreement by Purchaser nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby, will require the consent of any person or conflict with, result in a breach of or constitute a default under the terms and conditions of either Macerich's or Ontario's organizational documents or any indenture, mortgage, deed of trust, agreement, undertaking, instrument or document to which either Macerich or Ontario is a party or by which it is bound, or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over Macerich or Ontario.

              (c) Purchaser has or will obtain the funding necessary to enable Purchaser to pay the Purchase Price at Closing. (Financing shall not, however, be a condition to Purchaser's obligation to close.)

              Purchaser's representations and warranties shall survive Closing.

       8.     DISCLOSURE

       If, prior to Closing, any of Purchaser's Knowledge Parties or any of Sellers' Knowledge Parties discovers a fact or circumstance that renders a representation or warranty made by Sellers in Section 6.2 above untrue or inaccurate (or, if the representation or warranty in question is not, by its express terms, subject to a materiality qualification, untrue or inaccurate in any material respect) and such person becomes aware that such fact or circumstance renders the affected representation or warranty untrue or inaccurate, Purchaser or Sellers (depending upon whose Knowledge Party discovered such fact or circumstance) shall promptly advise the



PURCHASE AND SALE AGREEMENT                                            PAGE 21
other parties thereof in reasonable detail in writing. If, after the Effective Date, Purchaser so discovers and notifies Winmar Co., as agent for Sellers, or is so advised by Winmar Co., as agent for Sellers, of such a fact or circumstance prior to Closing, Purchaser shall have the option, exercisable within five (5) Business Days thereafter (and Closing shall be extended as necessary to give Purchaser the benefit of such five-day period) to either (a) give notice to Winmar Co., as agent for Sellers, of Purchaser's intention to terminate this Agreement by reason of such untruth or inaccuracy or (b) to waive such untruth or inaccuracy, in which event Purchaser shall be deemed to have waived all rights, claims and causes of action against Sellers related thereto and the representation or warranty shall be deemed amended to reflect such fact or circumstance. If Purchaser so gives notice to Winmar Co., as agent for Sellers, of its intention to terminate this Agreement, Sellers shall have the right, but not the obligation, to elect, by written notice to Purchaser given by Winmar Co., as agent for Sellers, within five
(5) days after Purchaser's notice (and the Closing shall be extended, as necessary to give Sellers the benefit of such five-day period), to cure the fact or circumstance or otherwise assume liability to provide a cure within a reasonable period thereafter, in which event this Agreement shall continue in full force and effect in accordance with its terms. If Sellers do not so elect within the time required above to cure the fact or circumstance or otherwise assume liability to provide a cure within a reasonable period thereafter, then Purchaser shall have the right, by written notice to Winmar Co., as agent for Sellers, given within five (5) days after Sellers' notice is given by Winmar Co., as agent for Sellers, or the expiration of the period within which such notice was to have been given, to elect to terminate this Agreement, in which event this Agreement shall thereupon be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of this Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser. If Purchaser does not so give notice of its election to terminate the Agreement, Purchaser shall be deemed to have waived all rights, claims and causes of action against Sellers related to the fact or circumstance in question, the representation or warranty in question shall be deemed amended to reflect such fact or circumstance, and the Agreement shall continue in full force and effect in accordance with its terms. If Sellers have elected to cure such a fact or circumstance, Sellers shall use commercially reasonable efforts to cure such fact or circumstance and completion of such cure shall be a condition to Purchaser's obligation to consummate the Closing. The Closing shall be extended by such period of time as is reasonably necessary to permit Sellers to complete such cure, not to exceed ninety (90) days. The foregoing notwithstanding, if at the time of their execution of the Agreement, any of Sellers' Knowledge Parties had actual knowledge (a) of a fact or circumstance that renders a representation or warranty made by Sellers


PURCHASE AND SALE AGREEMENT                                            PAGE 22
in Section 6.2 above untrue or inaccurate (or, if the representation or warranty in question is not, by its express terms, subject to a materiality qualification, untrue or inaccurate in any material respect) and (b) that such fact or circumstance renders the affected representation or warranty untrue or inaccurate (or, if the representation or warranty in question is not, by its express terms, subject to a materiality qualification, untrue or inaccurate in any material respect), then Purchaser shall have the right either (c) to terminate this Agreement as provided above and to pursue its remedies for a willful default by Sellers under Section 16(b) below or (d) to consummate the Closing as herein provided and pursue its remedies under
Section 18 for the breach of such representation and warranty.

       9.     "AS-IS" SALE; LIMITATION; DISCLAIMER

       PURSUANT TO THIS AGREEMENT, PURCHASER AND ITS REPRESENTATIVES (INCLUDING ENVIRONMENTAL CONSULTANTS, ARCHITECTS AND ENGINEERS) HAVE BEEN OR WILL BE AFFORDED THE RIGHT AND OPPORTUNITY TO ENTER UPON THE SHOPPING CENTERS AND TO MAKE SUCH INSPECTIONS OF THE SHOPPING CENTERS AND MATTERS RELATED THERETO, INCLUDING THE CONDUCT OF SOIL, ENVIRONMENTAL AND ENGINEERING TESTS, AS PURCHASER AND ITS REPRESENTATIVES DESIRE, SUBJECT TO THE PROVISIONS OF
SECTION 5. PURCHASER ACKNOWLEDGES THAT NOTWITHSTANDING ANY PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN REPRESENTATIONS, STATEMENTS, DOCUMENTS OR UNDERSTANDINGS, THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY SUCH PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN REPRESENTATIONS, STATEMENTS, DOCUMENTS OR UNDERSTANDINGS. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT (INCLUDING SECTION 6.2 ABOVE) OR IN THE CONVEYANCE DOCUMENTS (A) NEITHER SELLERS NOR ANY SHAREHOLDER, OFFICER, DIRECTOR, PRINCIPAL, PARTNER, AGENT, ATTORNEY, EMPLOYEE, BROKER OR OTHER REPRESENTATIVE OF SELLERS HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER REGARDING THE SHOPPING CENTERS OR THE PROPERTY, EITHER EXPRESS OR IMPLIED, AND (B) PURCHASER IS NOT RELYING ON ANY WARRANTY, REPRESENTATION OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE SHOPPING CENTERS OR THE PROPERTY, EXCEPT AS SET FORTH IN THIS AGREEMENT


PURCHASE AND SALE AGREEMENT                                            PAGE 23

(INCLUDING SECTION 6.2) OR IN THE CONVEYANCE DOCUMENTS, AND AGREES THAT PURCHASER IS ACQUIRING THE SHOPPING CENTERS AND THE PROPERTY IN WHOLLY AN "AS-IS" CONDITION WITH ALL FAULTS. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT AS SET FORTH IN THIS AGREEMENT (INCLUDING SECTION 6.2) AND IN THE CONVEYANCE DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE DEEDS, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE USE, CONDITION, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SOILS OR GROUNDWATERS OF THE SHOPPING CENTERS AND THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE SHOPPING CENTERS, COMPLIANCE WITH APPLICABLE STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS RELATING TO LEASING, ZONING, SUBDIVISION, PLANNING, BUILDING, FIRE, SAFETY, HEALTH OR ENVIRONMENTAL MATTERS, COMPLIANCE WITH COVENANTS, CONDITIONS AND RESTRICTIONS (WHETHER OR NOT OF RECORD), OTHER LOCAL, MUNICIPAL, REGIONAL, STATE OR FEDERAL REQUIREMENTS, OR OTHER STATUTES, LAWS, CODES, ORDINANCES, REGULATIONS OR REQUIREMENTS. PURCHASER REPRESENTS THAT IT IS KNOWLEDGEABLE IN REAL ESTATE MATTERS AND THAT UPON COMPLETION OF THE INSPECTIONS CONTEMPLATED OR PERMITTED BY THIS AGREEMENT AND REMOVAL OF ITS CONTINGENCIES, PURCHASER WILL HAVE MADE ALL THE INVESTIGATIONS AND INSPECTIONS PURCHASER DEEMS NECESSARY IN CONNECTION WITH ITS PURCHASE OF THE SHOPPING CENTERS AND THE PROPERTY, AND THAT EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT APPROVAL BY PURCHASER OF SUCH INSPECTIONS PURSUANT TO THIS AGREEMENT WILL BE DEEMED APPROVAL BY PURCHASER WITHOUT RESERVATION OF ALL ASPECTS OF THIS TRANSACTION, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL CONDITION OF THE SHOPPING CENTERS AND THE PROPERTY, AND THE USE, TITLE AND THE FINANCIAL ASPECTS OF THE OPERATION OF THE SHOPPING CENTERS AND THE PROPERTY. EXCEPT AS PROVIDED IN THIS AGREEMENT (INCLUDING SECTION 6.2) AND IN THE CONVEYANCE DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE DEEDS, PURCHASER HEREBY WAIVES, RELINQUISHES AND RELEASES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION WHICH PURCHASER MAY HAVE OR MAY BE ENTITLED TO ASSERT AGAINST SELLERS OR ANY OF THEM UNDER OR WITH RESPECT TO THE SHOPPING CENTERS OR THE PROPERTY OR THE CONDITION THEREOF


PURCHASE AND SALE AGREEMENT                                            PAGE 24

(EXCLUDING, HOWEVER, RIGHTS, CLAIMS AND CAUSES OF ACTION UNDER OR WITH RESPECT TO TITLE 42 OF THE UNITED STATES CODE, SECTION 9601 ET SEQ. AND OTHER STATE AND FEDERAL ENVIRONMENTAL LAWS). PURCHASER EXPRESSLY UNDERSTANDS AND ACKNOWLEDGES THAT IT IS POSSIBLE THAT UNKNOWN PROBLEMS, CONDITIONS OR CLAIMS MAY EXIST WITH RESPECT TO THE SHOPPING CENTERS OR THE PROPERTY AND THAT PURCHASER EXPLICITLY TOOK THE RISK OF SUCH PROBLEMS, CONDITIONS AND CLAIMS INTO ACCOUNT IN DETERMINING THE PURCHASE PRICE FOR THE PROPERTY, AND THAT A PORTION OF SUCH CONSIDERATION, HAVING BEEN BARGAINED FOR BETWEEN THE PARTIES WITH THE KNOWLEDGE OF THE POSSIBILITY OF SUCH UNKNOWN PROBLEMS, CONDITIONS AND CLAIMS, WAS GIVEN IN EXCHANGE FOR A FULL ACCORD, SATISFACTION AND DISCHARGE OF ALL SUCH PROBLEMS, CONDITIONS AND CLAIMS, EXCEPT SUCH, IF ANY, AS MAY RESULT FROM A BREACH BY SELLERS OF THIS AGREEMENT (INCLUDING SECTION 6.2) OR IN THE CONVEYANCE DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THOSE CONTAINED IN THE DEEDS. PURCHASER ACKNOWLEDGES THAT FOLLOWING CLOSING SELLERS SHALL HAVE NO LIABILITY OR DUTY OF ANY KIND WITH RESPECT TO THE SHOPPING CENTERS OR THE PROPERTY, REGARDLESS OF THE BASIS FOR THE CLAIM, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

       10.    ADDITIONAL COVENANTS OF SELLERS

       In addition to the other covenants of Sellers set forth in this Agreement, Sellers hereby jointly and severally covenant and agree with Purchaser as set forth in this Section 10.

              (a) At all times during the Contract Period, each Seller shall operate and manage the Shopping Centers in the normal and ordinary course, consistent with past practice, except to the extent otherwise provided herein.

              (b) During the Contract Period, a Seller shall not, without the prior written consent of Purchaser, which consent shall not unreasonably be withheld or delayed after receipt by Purchaser of a summary of the principal terms of the proposed transaction, (i) amend or modify any Lease, Contract (other than Contracts that will expire or be terminated at or prior to Closing), REA or Ground Lease or renew or extend the term of any Lease, Contract (other than to a date not later than the Closing Date), REA or Ground Lease, (ii) enter into any new Lease, Contract (other than a


PURCHASE AND SALE AGREEMENT                                            PAGE 25

Contract that will expire or be terminated at or prior to Closing), reciprocal easement agreement (or similar agreement) or ground lease, or
(iii) cancel or terminate any Lease, Contract (other than as required by the terms of the Agreement), REA or Ground Lease. The terms to be summarized in a Seller's notice to Purchaser under this Section 10(b) shall be (i) the identity of the tenant or the other party to the proposed transaction; (ii) the space to be leased or the other subject matter of the proposed transaction; (iii) the term of any agreement to be entered into in connection with the proposed transaction; (iv) rent or other payments to be made by or to Seller in the proposed transaction; (v) rent abatements or other monetary concessions in the proposed transaction; (vi) renewal options; (vii) expansion options; (viii) the amount of any required tenant improvements, tenant allowances, and leasing costs or commissions to be paid or provided by the landlord with respect to a Lease; and (ix) any other material terms of the proposed transaction. Purchaser's failure to respond to a request for consent within five (5) Business Days after receipt of the request and related information to provided therewith under this Section 10(b) shall be deemed to constitute Purchaser's approval of such request. During the Contract Period, Winmar Co. shall not (i) take or permit Oxmoor Joint Venture to take any action with respect to an Oxmoor Lease, the Oxmoor Ground Lease, the Oxmoor REA or an Oxmoor Contract that would be prohibited by this Section 10(b) if taken by another Seller with respect to a Lease, a Ground Lease, an REA or a Contract of such Seller or (ii) amend or modify the Joint Venture Agreement of Oxmoor Joint Venture. During the Contract Period, Sellers shall not amend or modify the terms of the Indebtedness except as required by this Agreement.

              (c) At all times during the Contract Period, each Seller duly and punctually shall pay and perform all of its (or, in the case of Winmar Co., Winmar Co. shall cause Oxmoor Joint Venture to pay and perform Oxmoor Joint Venture's) material obligations under the Ground Leases, Oxmoor Ground Lease, Leases, Oxmoor Leases, Assumed Contracts, Oxmoor Contracts, REAs and the Oxmoor REA, and timely shall pay all taxes, assessments, utility charges, and rents and other charges affecting the Shopping Centers that are not the obligation of tenants under the Leases or the Oxmoor Leases. The foregoing notwithstanding, each Seller (and Oxmoor Joint Venture) shall have the right to contest and to appeal in good faith by appropriate proceedings any taxes or assessments imposed prior to Closing on its Shopping Center, to continue such appeal after Closing and, subject to the terms of Section 13.1 below, such Seller (or, in the case of Oxmoor Joint Venture, Winmar Co.)
may retain any refund obtained as a result of such contest that is not required to be refunded to tenants pursuant to the terms of such tenants' Leases. Any portion of a refund of taxes obtained by Sellers (or, in the case of Oxmoor Joint Venture, Winmar Co.) that is


PURCHASE AND SALE AGREEMENT                                            PAGE 26
required to be refunded to
tenants shall be so refunded by the appropriate Seller (or, in the case of Oxmoor Joint Venture, Winmar Co., if received by Winmar Co.), which obligation shall survive the Closing.

              (d) At all times during the Contract Period, each Seller shall maintain or cause to be maintained in full force and effect all fire and extended coverage and liability insurance policies currently covering the Shopping Centers and Personal Property.

              (e) At no time during the Contract Period shall a Seller encumber the Property or any interest therein or agree to sell the Property or any interest therein (except to Purchaser) or permit or suffer the Property or any interest therein to be encumbered with any encumbrance, lien or other claim or right unless (i) such encumbrance, lien or other claim or right has been approved by Purchaser in writing, which approval shall not unreasonably be withheld or delayed with respect to easements typically created in the normal course of the development and operation of the Shopping Centers. (The foregoing notwithstanding, Sellers shall have the right to dedicate as a sewer lift station Parcel 16 of the real property legally described on Exhibit B-10 hereto (Redmond Town Center), in which event Parcel 16 shall be deemed removed from the definition of Owned Land.) To the extent that any contractor, subcontractor, materialman or supplier shall have asserted a right to a mechanic's lien against a Shopping Center prior to Closing that is not a Permitted Encumbrance, Seller shall pay or shall have such lien released or bonded off at or prior to Closing.

              (f) Sellers, at or prior to Closing, shall terminate or cause to be terminated (i) all Contracts and Oxmoor Contracts pursuant to which management or leasing services are provided to Sellers or Oxmoor Joint Venture in connection with the Shopping Centers and (ii) all other Contracts and Oxmoor Contracts (A) that Purchaser directs Sellers by written notice given prior to the end of the Access Period to terminate and (B) that by their terms can be terminated by Sellers at or prior to Closing. Sellers shall pay all costs and penalties in connection with terminating such Contracts and Oxmoor Contracts.

              (g) During the Contract Period, each Seller shall provide Purchaser with reasonable access to the Property Materials during normal business hours at Sellers' Seattle, Washington office for review and copying at Purchaser's expense. Such documentation is provided for informational purposes only and without warranties of any kind or nature, express or implied, except as expressly provided in this Agreement.


PURCHASE AND SALE AGREEMENT                                            PAGE 27

              (h) Sellers shall deliver to each tenant of the Shopping Centers an estoppel certificate in the form of EXHIBIT M-1 hereto. Sellers shall deliver to each party to each REA and Oxmoor REA an estoppel certificate in the form of EXHIBIT M-2 hereto. Sellers shall deliver to each party to each Ground Lease and the Oxmoor Ground Lease an estoppel certificate in whichever of the forms attached hereto as EXHIBIT M-3 is applicable to such party. Sellers shall deliver to AT&T Wireless, an estoppel certificate in the form of EXHIBIT M-4 hereto for each AT&T Wireless Lease. Sellers shall deliver to Beargrass Corporation a form of estoppel certificate confirming such facts about Oxmoor Joint Venture as Purchaser may reasonably require (but receipt of a signed copy of such estoppel certificate shall not be a condition to Purchaser's obligation to consummate the Closing). Sellers shall use commercially reasonable efforts to obtain from all tenants of the Shopping Centers, all parties to the Ground Leases, Oxmoor Ground Lease, REAs, and Oxmoor REA, AT&T Wireless, and Beargrass Corporation executed copies of such estoppel certificates. Sellers shall deliver to Purchaser a copy of each executed estoppel certificate promptly after Sellers' receipt of same.

              (i) Sellers shall use commercially reasonable efforts to obtain prior to Closing the Seller's Required Consents. Commercially reasonable efforts shall not include any obligation to make a payment to a third party to obtain a Sellers' Required Consent other than for reasonable out-of-pocket expenses incurred by such third party in reviewing Sellers' request for the Sellers' Required Consent or otherwise as required by the terms of any agreement to which a Seller is a party relating to the subject matter of such consent. Sellers shall not be obligated to attempt to obtain Sellers' Required Consents with respect to Indebtedness that Purchaser elects under Section 13.2(c) not to assume. Sellers shall, however, obtain prior to Closing from each lender to whom any portion of the Indebtedness is owed confirmation from such lender as of the Closing Date of the outstanding principal balance of the Indebtedness owed to such lender. In addition to the Sellers' Required Consent from AT&T Wireless identified on SCHEDULE 6.2(A) hereto, Sellers shall request and use commercially reasonable efforts to obtain (but the receipt thereof shall not be a condition to Purchaser's obligation to consummate the Closing) an amendment to the AT&T Wireless Leases that eliminates or modifies in a manner reasonably acceptable to Purchaser the last two sentences of Section 15.6 thereof.

              (j) During the Contract Period, Sellers, at their sole cost and expense, shall continue to defend, in a manner consistent with the handling of the case to date, the litigation identified on Schedule 6.2(d) hereto, provided, however, that Sellers shall consult with Purchaser about such defense and shall take no action that


PURCHASE AND SALE AGREEMENT                                            PAGE 28
could have a material effect upon the outcome of the litigation without Purchaser's prior written consent, which shall not be unreasonably withheld or delayed.

              (k) During the Contract Period, Sellers shall, at Purchaser's sole cost and expense and on Purchaser's behalf, cooperate with and make information available to the independent auditors, Ernst & Young, or another independent auditor selected by Purchaser as may be necessary to permit such auditors to prepare financial statements of Sellers with respect to calendar year 1998 in accordance with the requirements of Rule 3-14 of SEC Regulation S-X. If so required by Ernst & Young or such other independent auditor as Purchaser may select, Winmar Co., as agent for Sellers, shall engage the auditors for the foregoing purposes, in which event the terms of the engagement shall provide that all invoices for the cost and expense of the engagement will be sent to and paid by Purchaser, that the engagement shall be assignable by Sellers to Purchaser at Closing, and that, from and after the Closing Date, Sellers shall have no further obligations, liability or responsibility in connection therewith. Sellers' sole obligation in respect of the preparation of the financial statements identified above shall be to make necessary information available to the auditors until the Closing Date. Purchaser shall pay all costs and expenses of the auditors, whether incurred prior to or after the Closing Date. The obligations under this
Section 10(k) shall survive Closing.

              (l) Within thirty (30) days after the Effective Date, Winmar Co., as agent for Sellers, shall deliver to Purchaser site plans that truly and correctly identify the stores in each Shopping Center that, as of the Effective Date, were occupied by tenants who were open for business and who had not given written notice of their intention to terminate their Leases (or, as applicable, Oxmoor Leases).

       11.    ADDITIONAL COVENANTS OF PURCHASER

       In addition to the other covenants of Purchaser set forth in this Agreement, Purchaser hereby covenants and agrees with Sellers as follows:

              (a) Purchaser shall cooperate with Sellers at no material cost to Purchaser to obtain those Sellers' Required Consents to be obtained from third parties, which obligation shall include, without limitation, promptly providing all information reasonably requested by such third parties and making Purchaser's representatives available to meet with such third parties. Purchaser shall further use commercially reasonable efforts (but at no material cost to Purchaser) to assist Sellers in obtaining the estoppel certificates described in Section 10(h) above. Regardless of whether Purchaser performs its obligations under this Section 11(a), however, receipt of


PURCHASE AND SALE AGREEMENT                                            PAGE 29
certain of Sellers' Required Consents and certain of the estoppel certificates to be requested by Sellers under Section 10(h) above shall remain conditions to Purchaser's obligation to consummate the Closing as provided in Sections 15.1(f) and 15.1(h) below.

              (b) Purchaser shall give Winmar Co., as agent for Sellers, written notice of Purchaser's receipt of each of Purchaser's Required Consents promptly after it receives same. Not later than 5:00 p.m., Seattle, Washington time on December 18, 1998, Purchaser shall give Winmar Co., as agent for Sellers, notice stating whether Purchaser has or has not obtained all Purchaser's Required Consents. If Purchaser has not by such time received all Purchaser's Required Consents and so notified Winmar Co., as agent for Sellers, unless Purchaser's notice states that Ontario's Board of Trustees has rejected the purchase contemplated hereby (a "Rejection Notice"), Sellers shall have the right, by written notice given to Purchaser within five (5) days after such date, either to extend by not more than thirty (30) days the period within which all Purchaser's Required Consents shall be obtained or to terminate the Agreement, whereupon the Agreement shall be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of the Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser. If Purchaser delivers to Winmar Co., as agent for Sellers, a Rejection Notice or if Purchaser has not received all of Purchaser's Required Consents prior to expiration of such extended period, this Agreement shall be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of the Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser.

              (c) Purchaser shall take all commercially reasonable actions to cause all Bonds outstanding on the Closing Date to be canceled, terminated, released, collateralized or otherwise discharged on or before the Closing Date or, to the extent Purchaser cannot perform such obligation by the Closing Date, as promptly as is commercially practicable after the Closing Date. Purchaser shall provide or cause to be provided all substitute bonds, deposits and other undertakings required to permit the Bonds to be canceled, terminated, released or otherwise discharged. If, despite its commercially reasonable efforts, Purchaser is not able to cause one or more Bonds to be canceled, terminated, released, collateralized or otherwise discharged (and in any event during such period after the Closing Date as any Bonds remain outstanding), Purchaser shall, as provided in Section 18, protect, defend, indemnify and hold Sellers harmless from and against all loss, liability, cost, expense and claims arising after the


PURCHASE AND SALE AGREEMENT                                            PAGE 30

Closing Date under or relating to such Bonds.  The obligations in this
Section 11(c) shall survive Closing.

              (d) Purchaser shall retain the Property Materials delivered to it at Closing by Sellers pursuant to Section 12(c) below for a period of six (6) years after Closing (the "Retention Period"). During the Retention Period, Purchaser shall make the Property Materials available to Sellers upon request for review and copying at Seller's cost. Purchaser shall provide Sellers with originals of the Property Materials if, in connection with litigation or governmental proceedings or for any other reason, Sellers so require. Sellers shall preserve and return such originals to Purchaser upon completion of the use for which they were requested. The obligations in this
Section 11(d) shall survive Closing.

       12.    CLOSING

              (a) Closing shall take place in escrow at the offices of Escrow Agent in Seattle, Washington or at such other place in Seattle, Washington as Purchaser and Sellers may agree concurrently, subject to Sections 13.4 and 15.6, for all portions of the Property (it being understood that Closing, subject to Sections 13.4 and 15.6, for all of the Property may take place over a period of several days). The Closing Date shall be not later than February 18, 1999 and may occur on such earlier date as the parties mutually agree.

              (b) At Closing, subject to Sections 13.4 and 15.6, the following actions shall be taken with respect to the Property, all of which shall be deemed taken simultaneously at Closing and none of which shall be deemed completed until all have been completed:

              (i) The Purchase Price (as adjusted pursuant to Section 13) shall be paid in accordance with Section 3.3 above.

              (ii) The fully executed and acknowledged Deeds shall be delivered to Escrow Agent for recording.

              (iii) The fully executed and acknowledged Assignments of Leases shall be delivered to Escrow Agent for recording at the option of Purchaser or Purchaser's permitted assignees and designees.

              (iv) The fully executed Bills of Sale (or other instruments of conveyance appropriate to the type of Personal Property being


PURCHASE AND SALE AGREEMENT                                            PAGE 31
       conveyed) shall be delivered to Purchaser or Purchaser's permitted assignees and designees.

              (v) The fully executed and acknowledged Deeds and Assignments of Ground Leases shall be delivered to Escrow Agent for recording.

              (vi) The fully executed and acknowledged Assignments of REAs shall be delivered to Escrow Agent for recording.

              (vii) The fully executed Assignments of Trade Names shall be delivered to Purchaser or Purchaser's permitted assignees and designees.

              (viii) The fully executed Assignments of Contracts shall be delivered to Purchaser or Purchaser's permitted assignees and designees.

              (ix) Subject to Section 15.5 below, the fully executed Assignment of Joint Venture Interest shall be delivered to Purchaser or Purchaser's permitted assignee.

              (x) The Title Policies shall be delivered to Purchaser or Purchaser's permitted assignees and designees, or the Title Insurer shall irrevocably commit in writing to deliver the same.

              (xi) Fully executed certificates from Sellers, confirming that Sellers' representations and warranties made in this Agreement, modified to reflect disclosures made under Section 8 above, are true and correct (or, if a representation or warranty is not, by its express terms, subject to a materiality qualification, true and correct in all material respects) as if made on and as of Closing, shall be delivered to Purchaser.

              (xii) A fully executed certificate from Purchaser, confirming that Purchaser's representations and warranties made in this Agreement are true and correct (or, if a representation or warranty is not, by its express terms, subject to a materiality qualification, true and correct in all material respects) as if made on and as of Closing, shall be delivered to Winmar Co. for the benefit of all Sellers.

              (xiii) A fully executed notice for each Shopping Center, in form and substance reasonably satisfactory to Sellers and Purchaser, advising


PURCHASE AND SALE AGREEMENT                                           PAGE 32
       the tenants under all Leases and Oxmoor Leases, ground lessors under all Ground Leases and the Oxmoor Ground Lease and other parties to the REAs, Oxmoor REA and Assumed Contracts of the Shopping Center of the transfer of the Shopping Centers (or, with respect to Oxmoor Center Mall) the Joint Venture Interest to Purchaser (or its permitted assignees and designees) and a direction to pay all amounts due as directed by Purchaser (or its permitted assignees and designees), shall be delivered to Purchaser or Purchaser's permitted assignees and designees.

              (xiv) Fully executed affidavits of nonforeign status shall be delivered by Sellers to Purchaser or Purchaser's permitted assignees and designees.

              (xv) The fully executed Macerich Note shall be delivered to Winmar Co. for the benefit of all Sellers.

              (xvi) The fully executed Macerich Pledge shall be delivered to Winmar Co. for the benefit of all Sellers.

              (xvii) An opinion to Sellers from counsel to Macerich (which may be in-house counsel) opining on the due organization, existence and good standing of Macerich, the due authorization, execution and delivery of the Macerich Note and Macerich Pledge, the enforceability of the Macerich Note and Macerich Pledge in accordance with their terms, and such other matters relating to the Macerich Note and Macerich Pledge as Sellers shall reasonably require, in form and substance reasonably satisfactory to Sellers, shall be delivered to Winmar Co. for the benefit of all Sellers.

              (xviii) The original executed estoppel certificates obtained by Sellers pursuant to Section 10(h) above shall be delivered to Purchaser.

              (xix) Executed original consents evidencing the granting of the Sellers' Required Consents shall be delivered to Purchaser.

              (xx) Such other documents, if any, as may be legally necessary to enable Sellers and Purchaser to consummate and close the transactions contemplated by this Agreement pursuant to the terms and provisions and subject to the limitations hereof shall be delivered fully executed to the party entitled thereto, including, without limitation, tax


PURCHASE AND SALE AGREEMENT                                           PAGE 33
       affidavits, reports and returns required in connection with the recordation of the Deeds, such customary affidavits as may reasonably be required of Sellers by Title Insurer in connection with the issuance of the Title Policies, such customary indemnities as may reasonably be required of Sellers by Title Insurer in connection with the removal from the Title Policies of those standard exceptions required to be removed in order to cause the Title Policies to provide so-called "extended" coverage, including exceptions for mechanics liens that are not Permitted Encumbrances, the issuance of a non-imputation endorsement to the Title Policy for the Oxmoor Ground Lease and Oxmoor Improvements, and the issuance of the Title Policies (or irrevocable commitments therefor) effective as of the Closing Date but in advance of recordation of the Deeds (i.e., so-called "Gap Indemnities"), and all instruments of assignment and assumption contemplated by Section 4.1(i) above.

              (c) To the extent that any of the Property Materials supplied to Purchaser were copies, originals of such materials, if in the possession of Sellers, including, without limitation, the Assumed Contracts and Leases, shall be delivered to Purchaser outside of escrow within ten (10) days after Closing. This Section 12(c) shall survive Closing.

       13. CLOSING PRORATIONS AND ADJUSTMENTS; ASSUMPTION OF OBLIGATIONS; SPECIAL PROVISIONS FOR REDMOND TOWN CENTER

              13.1   CLOSING PRORATIONS AND ADJUSTMENTS

              Subject to Sections 13.4 and 15.6, all items of income and expense relating to the Property, including without limitation real and personal property taxes and local improvement district installments and other assessments and governmental fees and charges ("Taxes"), ground rents and other amounts payable under Ground Leases and REAs, rents and other amounts payable under equipment leases, common area maintenance and service costs, utilities, insurance costs and all other expenses of owning or ground leasing and operating the Property other than Taxes ("Operating Expenses"), utility deposits, interest on the Assumed Indebtedness, fees and charges under the Assumed Contracts, fixed, minimum and base rents due under the terms of the Leases and additional rent, common area maintenance charges, expense pass-throughs and other payments made by tenants to reimburse Sellers for Taxes and Operating Expenses, percentage, bonus, overage or other rent payable by each tenant on the basis of sales, income or profits, tenant security deposits, leasing commissions


PURCHASE AND SALE AGREEMENT                                           PAGE 34
and fees, tenant allowances, and the cost of constructing tenant improvements shall be handled at and after Closing, and the Purchase Price shall be adjusted in respect thereof, in the manner provided on Schedule 13.1 hereto.

              13.2   ASSUMPTION OF OBLIGATIONS

              (a) Purchaser shall assume at Closing and pay and perform all obligations of Sellers that arise or accrue from and after the Closing Date under the Leases, Ground Leases and REAs. Purchaser shall take the Property at Closing subject to the Permitted Encumbrances.

              (b) Purchaser shall assume at Closing and pay and perform all obligations of Winmar Co. arising or accruing from and after the Closing Date under the Joint Venture Interest, including, without limitation, all obligations under the Oxmoor Ground Lease, Oxmoor REA, Oxmoor Leases, Oxmoor Contracts and the Indebtedness to which the Oxmoor Shopping Center is subject, for which Winmar Co. is directly or indirectly responsible or liable as a venturer in Oxmoor Joint Venture.

              (c) At Closing, (i) Purchaser (or permitted assignees or designees of Purchaser) shall assume all obligations of Sellers arising or accruing after Closing under and in respect of (A) except as otherwise provided in this Section 13.2(c), the Assumed Indebtedness, including without limitation all obligations of Sellers under the agreements, instruments and documents that provide for, evidence, secure or otherwise pertain to the Assumed Indebtedness and (B) all Assumed Contracts, and (ii) except as otherwise provided in this Section 13.2(c), Sellers and all entities affiliated with Sellers shall be released from all outstanding guaranties of such Assumed Indebtedness and Assumed Contracts. Purchaser shall cooperate with and assist Sellers in obtaining the Sellers' Required Consents that pertain to the assumption of the Assumed Indebtedness, the consent of any third parties required to permit the assumption of the Assumed Contracts, and the consent of any third parties required to obtain the release of Sellers' guarantees of the Assumed Indebtedness or Assumed Contracts, which obligation shall include, without limitation, promptly providing all non-confidential information reasonably requested by such third party, making Purchaser's representatives available to meet with such third party at reasonable times and upon reasonable notice, agreeing to such modifications to the obligations being assumed as a third party may reasonably require, provided that the modifications do not materially change the economic terms of the obligation to be assumed or materially increase the obligations to be assumed or materially decrease the rights to be assigned thereunder, and providing substitute guarantees from Purchaser or a permitted assignee or designee of Purchaser, whichever takes title to


PURCHASE AND SALE AGREEMENT                                           PAGE 35
the Shopping Center affected by the Assumed Indebtedness or Assumed Contract in question. At Closing, Purchaser or a permitted assignee or designee of Purchaser, whichever takes title to the Shopping Center affected by the Assumed Indebtedness or Assumed Contract in question, shall execute such instruments of assumption and other documents, in form reasonably satisfactory to Purchaser, as any such third party may reasonably require in connection with the assumption of any of such obligations and the release of any such guarantees. If Sellers are unable to obtain a Sellers' Required Consent that is required to permit the assumption of any of the Assumed Indebtedness or any other consent of a third party that is required to permit the assumption of any of the Assumed Contracts, Purchaser and its permitted assignees and designees shall not be required to assume such Assumed Indebtedness or Assumed Contract and Sellers shall prepay the affected Assumed Indebtedness or terminate the affected Assumed Contract at or prior to Closing (and same shall not be included within the meaning of whichever of the terms "Assumed Indebtedness" or "Assumed Contracts" is applicable). If Purchaser elects not to assume a loan that constitutes a portion of the Assumed Indebtedness and notifies Sellers of its election not later than ten
(10) days prior to the earlier of (i) the latest date on which Seller are able, under the terms of such Indebtedness, to give the holder thereof notice of Sellers' election to prepay such Indebtedness and (ii) the Closing Date, Purchaser and its permitted assignees and designees shall not be required to assume such Assumed Indebtedness and Sellers shall prepay the affected Indebtedness at or prior to Closing (and such Indebtedness shall not be included within the meaning of the term "Assumed Indebtedness"). Sellers shall request that each holder of the Assumed Indebtedness extend to a date as close to the Closing Date as is acceptable to such holder the latest date on which Sellers are able, under the terms of such Assumed Indebtedness, to give the holder thereof notice of Sellers' election to prepay such Assumed Indebtedness, but Purchaser acknowledges that Sellers have no right to such an extension. If Sellers and Purchaser are unable to obtain the release of an outstanding guaranty of any of the Assumed Indebtedness or Assumed Contracts to be assigned to and assumed by Purchaser or its permitted assignees or designees, Purchaser shall provide Sellers with an indemnity in form and substance reasonably satisfactory to Sellers against all liability under such guaranty and the related Assumed Indebtedness or Assumed Contract shall be assigned to and assumed by Purchaser or a permitted assignee or designee of Purchaser, whichever takes title to the Shopping Center affected by the Assumed Indebtedness or Assumed Contract in question.

              (d) At Closing, Purchaser or a permitted assignee or designee of Purchaser, whichever takes title to the Shopping Center affected by the Assumed Indebtedness in question, shall assume all Indebtedness owing by Sellers to SAFECO


PURCHASE AND SALE AGREEMENT                                           PAGE 36

Life (other than the Indebtedness secured by Redmond Town Center, which shall be prepaid by Sellers) that is secured by such Shopping Center and the terms of such Assumed Indebtedness shall be modified as provided in the commitment attached hereto as Exhibit N.

              (e) From and after Closing, Purchaser shall assume and, at its sole cost and expense, be responsible for the defense of the litigation identified on SCHEDULE 6.2(d) hereto. At or promptly after Closing, Sellers shall deliver to Purchaser all of Sellers' files and records pertaining to the litigation identified on SCHEDULE 6.2(d) hereto, shall provide reasonable cooperation and assistance to Purchaser in connection with Purchaser's defense of such litigation (provided that Sellers shall not thereby be required to incur any material expense), and shall direct counsel currently representing Sellers in such litigation to cooperate with and assist Purchaser in connection with Purchaser's defense of such litigation, at Purchaser's sole cost and expense.

              13.3   EMPLOYMENT MATTERS

       (a) Purchaser and Sellers agree that Purchaser has not assumed and shall not assume any obligations to (or regarding the employment of), any persons previously or currently employed by Sellers in the management, ownership or operation of the Shopping Centers. As of the Closing Date, Sellers shall terminate the employment of all of their employees employed in the management, ownership or operation of the Shopping Centers in accordance with all applicable laws.

       (b) Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, to former or current employees of any of Sellers (i) which arise or accrue prior to the Closing including, without limitation, any liabilities or obligations of any Seller in connection with any employee benefit plans or collective bargaining agreements, employment agreements or other similar arrangement, any liabilities or obligations with respect to employment arising under any federal, state or municipal statute or common law, or any liabilities or obligations in respect of retiree health benefits, and (ii) with respect to severance payments or other termination payments owing by Sellers to any of Sellers' former or current employees (collectively, "Employee Claims"). No portion of any liability respecting the Employee Claims listed in clause (ii) immediately above shall be passed through or charged to the tenants under Leases by Sellers.


PURCHASE AND SALE AGREEMENT                                           PAGE 37

       (c) As of the Closing Date, Purchaser may, at its option, offer employment to any employee of Sellers on such terms and conditions as may be mutually agreed upon by Purchaser and such employees. Sellers shall cooperate with and assist Purchaser in Purchaser's efforts to recruit any such employees with respect to whom Purchaser elects to offer employment, and shall provide Purchaser with copies of all existing employment contracts with such employees, if any.

       13.4 REDMOND TOWN CENTER - PARCELS 3 AND 4 (BUILDINGS 1, 2 AND 3) AND PARCEL 6 (BUILDINGS 4, 5 AND 6)

              (a) Purchaser acknowledges that, (i) pursuant to the AT&T Wireless Lease - Parcels 3 and 4, Town Center Associates is currently constructing an office building known as "Building 1" on Redmond Town Center Parcel 4; (ii) that, pursuant to AT&T Wireless Lease - Parcel 6, Town Center Associates has recently completed or will complete shortly construction of an office building known as "Building 6" and is constructing an office building known as "Building 4" on Redmond Town Center Parcel 6; and (iii) that, pursuant to AT&T Wireless Lease - Parcel 6, Town Center Associates is about to commence construction of an office building to be known as "Building 5" on Redmond Town Center Parcel 6. (For informational purposes only, a site plan of Redmond Town Center showing such parcels is attached hereto as Exhibit Q.)
 As provided in Section 15.6(a) below, Purchaser may elect to delay the purchase of Redmond Town Center Parcels 3 and 4 if, on the Closing Date, all of the AT&T Wireless Lease Conditions for such parcels have not been satisfied. As provided in Section 15.6(b) below, Purchaser may elect to delay the purchase of Redmond Town Center Parcel 6 if, on the Closing Date, all of the AT&T Wireless Lease Conditions for such parcel have not been satisfied.

              (A) If, on the Closing Date, all conditions to the obligation of Purchaser to purchase Redmond Town Center Parcels 3 and 4 have been satisfied or waived by Purchaser, including without limitation the AT&T Wireless Lease Conditions for such parcels, then Purchaser shall purchase at Closing Redmond Town Center Parcels 3 and 4 and the portion of the Purchase Price allocated thereto by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser shall be adjusted as provided in Section 13.4(c) below. If, on the Closing Date, all conditions to the obligation of Purchaser to purchase Redmond Town Center Parcels 3 and 4 have not been satisfied or waived by Purchaser, including without limitation the AT&T Wireless Lease Conditions for such parcels, and Purchaser elects to delay the Closing of the purchase of Redmond Town Center Parcels 3 and 4 as provided in Section 15.6


PURCHASE AND SALE AGREEMENT                                           PAGE 38
       below, the Purchase Price to be paid by Purchaser to Sellers for the remainder of the Property shall be reduced by the portion of the Purchase Price allocated to Redmond Town Center Parcels 3 and 4 by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser, and, provided all conditions precedent to Purchaser's obligations have been satisfied, Purchaser shall thereafter purchase Redmond Town Center Parcels 3 and 4 as provided in Section 15.6 below.

              (B) If, on the Closing Date, all conditions to the obligation of Purchaser to purchase Redmond Town Center Parcel 6 have been satisfied or waived by Purchaser, including without limitation the AT&T Wireless Lease Conditions for such parcel, then Purchaser shall purchase at Closing Redmond Town Center Parcel 6 and the portion of the Purchase Price allocated thereto by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser shall be adjusted as provided in Section 13.4(c) below. If, on the Closing Date, all conditions to the obligation of Purchaser to purchase Redmond Town Center Parcel 6 have not been satisfied or waived by Purchaser, including without limitation the AT&T Wireless Lease Conditions for such parcel, and Purchaser elects to delay the Closing of the purchase of Redmond Town Center Parcel 6 as provided in Section 15.6 below, the Purchase Price to be paid by Purchaser to Sellers for the remainder of the Property shall be reduced by the portion of the Purchase Price allocated to Redmond Town Center Parcel 6 by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser, and, provided all conditions precedent to Purchaser's obligations have been satisfied, Purchaser shall thereafter purchase Redmond Town Center Parcel 6 as provided in Section 15.6 below.

              (b) If Purchaser is entitled to and does elect to delay the Closing of the purchase of either Redmond Town Center Parcels 3 and 4 or Redmond Town Center Parcel 6 as provided in Section 15.6 and the Closing occurs with respect to the remainder of the Property, Town Center Associates shall retain all rights in and to such parcel or parcels, the Improvements thereon, all easements, covenants and other rights and interests appurtenant thereto, all Contracts related thereto and all rights and obligations under the AT&T Wireless Lease with respect to whichever of such parcels was not conveyed at Closing, including, without limitation, the right to all rent paid or accrued and payable by AT&T Wireless with respect to the period prior to the conveyance of such parcel or parcels. Town Center Associates agrees that from and


PURCHASE AND SALE AGREEMENT                                           PAGE 39
after the Effective Date, it shall diligently and in good faith complete whichever of Buildings 1, 4 and 6 is not complete as of the Effective Date, and shall deliver such buildings to AT&T Wireless in the condition and on or before the date required by the terms of the pertinent AT&T Wireless Lease. After the Closing Date and until all work to be performed by Town Center Associates has been fully and finally completed as required by the AT&T Wireless Lease and accepted by AT&T Wireless, Purchaser, as the owner of the remainder of Redmond Town Center, shall in good faith cooperate with Town Center Associates as Town Center Associates completes such work. Without limiting the foregoing obligation, Town Center Associates and its employees, agents, consultants and contractors shall have the right (i) to enter upon Redmond Town Center for the purpose of continuing such construction in substantially the same manner as such construction has heretofore been undertaken and (ii) to continue to utilize in the course of such construction the portions of Redmond Town Center currently used for such construction. At all times during which construction is ongoing, Town Center Associates shall provide or cause to be provided all insurance required to be provided by the landlord under the AT&T Lease, including, without limitation, general public liability insurance in amounts that are customary an commercially reasonable for the nature and scope of the construction, naming Purchaser (or its permitted assignee or designee) as an additional insured, and shall protect, defend, indemnify and hold Purchaser (or its permitted assignee) harmless from all damages, loss, liability, cost and expense caused by Town Center Associates or its agents, employees and contractors in connection with such construction. If so required, Purchaser, as the owner of the remainder of Redmond Town Center, shall execute permit applications in the form required by the governmental authority with jurisdiction (provided same contain no conditions, restrictions or obligations binding on Purchaser that are not acceptable to Purchaser in Purchaser's reasonable discretion) and, at Town Center Associates' expense, assist Town Center Associates with the processing of such permit applications.

              (c) There shall be an adjustment of the portion of the Purchase Price allocated by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser to Redmond Town Center Parcels 3 and 4 and to Redmond Town Center Parcel 6 calculated in the manner set forth below for Redmond Town Center Parcels 3 and 4 either on the Closing Date or the Parcels 3 and 4 Delayed Closing Date (as defined in Section 15.6 below) and for Redmond Town Center Parcel 6 either on the Closing Date or the Parcel 6 Delayed Closing Date (as defined in Section 15.6 below), whichever is applicable:


PURCHASE AND SALE AGREEMENT                                           PAGE 40

              (i) If the annual Base Rent determined under the AT&T Wireless Lease - Parcels 3 and 4 with respect to Building 1 exceeds Two Million Three Hundred Forty Thousand One Hundred Thirty-Three Dollars ($2,340,133), Purchaser shall pay Sellers an additional amount equal to the product of (A) the Multiplier (as hereinafter defined) multiplied by (B) the amount of the excess and, if the annual Base Rent so determined is less than Two Million Three Hundred Forty Thousand One Hundred Thirty-Three Dollars ($2,340,133), Purchaser shall receive a credit in an amount equal to the product of (C) the Multiplier multiplied by (D) the amount of the deficiency.

              (ii) If the annual Base Rent currently in effect for Buildings 2 and 3 under the AT&T Wireless Lease - Parcels 3 and 4 is adjusted by reason of AT&T Wireless' election under the AT&T Wireless Lease Parcels 3 and 4 to reallocate costs among Buildings 1, 2 and 3 (provided, and only to the extent that, costs are reallocated between the same categories of expense for different buildings, as such categories are set forth on Exhibit D to the AT&T Wireless Lease - Parcels 3 and 4) and the Base Rent as so adjusted exceeds Three Million One Hundred Eight Thousand Eight Hundred Sixty Dollars ($3,108,860), Purchaser shall pay Sellers an additional amount equal to the product of (A) the Multiplier multiplied by (B) the amount of the excess and, if the annual Base Rent so determined is less than Three Million One Hundred Eight Thousand Eight Hundred Sixty Dollars ($3,108,860), Purchaser shall receive a credit in an amount equal to the product of (C) the Multiplier multiplied by (D) the amount of the deficiency.

              (iii) If the annual Base Rent determined under the AT&T Wireless Lease - Parcel 6 with respect to Building 4 exceeds Two Million Six Hundred Ninety-Five Thousand Eighty-Six Dollars ($2,695,086), Purchaser shall pay Sellers an additional amount equal to the product of (A) the Multiplier multiplied by (B) the amount of the excess and, if the annual Base Rent so determined is less than Two Million Six Hundred Ninety-Five Thousand Eighty-Six Dollars ($2,695,086), Purchaser shall receive a credit in an amount equal to the product of (C) the Multiplier multiplied by (D) the amount of the deficiency.

              (iv) If the annual Base Rent determined under the AT&T Wireless Lease - Parcel 6 with respect to Building 6 exceeds One


PURCHASE AND SALE AGREEMENT                                           PAGE 41

              Million Eight Hundred Fifty-Three Thousand Nine Hundred Forty Dollars ($1,853,940), Purchaser shall pay Sellers an additional amount equal to the product of (A) the Multiplier multiplied by
              (B) the amount of the excess and, if the annual base rent so determined is less than One Million Eight Hundred Fifty-Three Thousand Nine Hundred Forty Dollars ($1,853,940), Purchaser shall receive a credit in an amount equal to the product of (C) the Multiplier multiplied by (D) the amount of the deficiency.

                     (v) For purposes of this Section 13.4(c), the Multiplier shall be 10.9.

              (d) In accordance with the exercise by AT&T Wireless of its option under the AT&T Wireless Lease - Parcel 6 to require that Town Center Associates construct Building 5, Town Center Associates shall commence and continue the construction of Building 5 in accordance with the requirements of the AT&T Wireless Lease - Parcel 6. Upon the transfer of Redmond Town Center Parcel 6 either on the Closing Date or at a postponed Closing in accordance with Section 15.6(b) below, Purchaser shall assume and become liable and responsible for the completion of the construction of Building 5 and shall pay to Town Center Associates an amount equal to all costs, actual or imputed, that, as of the Closing Date or the date of a postponed Closing under Section 15.6(b) below, have been incurred or are imputed to have been incurred and that can be used in the computation of Base Rent under Paragraphs A, B and C of Exhibit D to the AT&T Wireless Lease--Parcel 6, to the extent such costs exceed Six Million Three Hundred Fifteen Thousand Two Hundred and No/100 Dollars ($6,315,200). If such costs are less than Six Million Three Hundred Fifteen Thousand Two Hundred and No/100 Dollars ($6,315,200), Purchaser shall be credited with the amount of such shortfall at the closing of the transfer of Redmond Town Center Parcel 6. After the Effective Date, Town Center Associates shall allow a representative from Purchaser to monitor any construction or other work being performed on Building 5. Town Center Associates shall consult with and follow the reasonable recommendations of such representative in regard to the work to be performed for Building 5, provided that such recommendations are consistent with the landlord's obligations under the AT&T Wireless Lease - Parcel 6, are not objectionable to AT&T Wireless, will not cause Town Center Associates to incur costs that will not be used in the computation of Base Rent under Paragraphs A, B and C of Exhibit D to the AT&T Wireless Lease - Parcel 6 and will not delay completion of Building 5.


PURCHASE AND SALE AGREEMENT                                          PAGE 42

              (e) From and after the Closing Date, Sellers shall not, without the prior written consent of Purchaser, which consent shall not unreasonably be withheld or delayed after receipt by Purchaser of a summary of all material terms of the proposed transaction, take any action involving any of Redmond Town Center Parcels 3, 4 or 6 that would have been prohibited prior to the Closing Date under Section 10(b).

              13.5   [INTENTIONALLY OMITTED]

              13.6   REDMOND TOWN CENTER - PARCEL 8

              Town Center Associates shall pay the tenant allowances required to be paid by the landlord prior to Closing under the Lease dated September 29, 1998 between Town Center Associates, as landlord, and Associated Grocers, as tenant, for a portion of Redmond Town Center Parcel 8 (the "Parcel 8 Lease") as and when required by the Parcel 8 Lease and Purchaser shall reimburse Town Center Associates at Closing for the amount of the tenant allowances so paid. Town Center Associates shall consult with and follow the reasonable recommendations of Purchaser in regard to the payment of such tenant allowances, provided that such recommendations are consistent with the landlord's obligations under the Parcel 8 Lease. Upon assumption of the Parcel 8 Lease by Purchaser at Closing, Purchaser shall be responsible for the payment of all tenant allowances required to be paid by the landlord thereunder.

              13.7   REDMOND TOWN CENTER - PARCELS 2-C AND 5-B

              Subject to Purchaser's prior written approval of the scope and cost thereof, Town Center Associates shall, during the Contract Period, perform such development and construction work as may be necessary to maintain existing entitlements on Redmond Town Center Parcels 2-C and 5-B prior to the Closing Date. Purchaser shall reimburse Town Center Associates at Closing for costs approved by Purchaser and incurred by Town Center Associates during the Contract Period.

              13.8   SURVIVAL

              This Section 13 shall survive Closing.

       14.    CLOSING EXPENSES

              (a) Purchaser shall pay (i) the fees and expenses of its legal and other advisors and consultants, including, without limitation, all surveyors, engineers, environmental consultants, Americans With Disabilities Act consultants, roofing


PURCHASE AND SALE AGREEMENT                                          PAGE 43
contractors and the like, (ii) all sales and use tax and other similar taxes and charges, if any, due in connection with the conveyance of the Personal Property; (iii) all recording charges for those of the Conveyance Documents that are recorded; (iv) all assignment, assumption and transfer fees required to be paid in connection with the assumption by Purchaser of the Assumed Indebtedness (other than Assumed Indebtedness owing to SAFECO Life); (v) all premiums for title insurance coverage and endorsements in excess of or in addition to the coverage that would be provided by the Title Policies; and
(vi) subject to Section 14(c), one-half (1/2) of Escrow Agent's fees.

              (b) Sellers shall pay (i) the fees and expenses of their legal and other advisors and consultants; (ii) all transfer taxes and documentary stamp taxes due in connection with the conveyance of the Shopping Centers or the assignment of the Joint Venture Interest; (iii) all prepayment fees required to be paid by Sellers in connection with the prepayment of Indebtedness that is not Assumed Indebtedness; (iv) all termination fees payable in connection with the termination of Contracts that are not Assumed Contracts; (v) the cost of obtaining the Commitments and the Surveys; (vi) the cost of the premiums for the Title Policies; and (vii) subject to Section 14(c) below, one-half (1/2) of Escrow Agent's fees.

              (c) Purchaser shall pay to Escrow Agent any additional fees or compensation due in respect of additional services provided by Escrow Agent to facilitate or assist with any financing obtained by Purchaser.

              (d)    All closing costs not otherwise enumerated in this
Section 14 shall be allocated between Purchaser and Sellers according to local custom.

       15.    CONDITIONS TO CLOSING

              15.1   CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

              Purchaser's obligation to purchase the Property and consummate the transactions contemplated under this Agreement is expressly conditioned on the following being satisfied as of the Closing Date, unless such conditions are waived in writing by Purchaser, and, absent satisfaction of same on the Closing Date, Purchaser may terminate this Agreement and thereafter no party shall have any further obligations to the other hereunder, except as otherwise provided herein, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser.


PURCHASE AND SALE AGREEMENT                                          PAGE 44

              (a) The Title Insurer shall be irrevocably committed to issue the Title Policies.

              (b) No suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain or impose damages in connection with the purchase and sale of a Shopping Center or the Joint Venture Interest or the transfer of any other material portion of the Property.

              (c) Sellers' representations and warranties set forth herein shall be true and correct at and as of the Closing Date.

              (d) Sellers shall have performed all of their covenants and agreements hereunder in all material respects.

              (e) Purchaser and Purchaser's permitted assignees and designees, if any, shall have received all items to be delivered to Purchaser and Purchaser's permitted assignees and designees under Section 12(b) above.

              (f) Purchaser shall have received all Purchaser's Required Consents and Sellers shall have received all Seller's Required Consents with respect to the assignment and assumption of the Ground Leases and the AT&T Wireless Leases.

              (g) (i) Each Anchor shall be in occupancy of its store in a Shopping Centers, shall be open for business and shall not have given any Seller written notice of its intention to terminate its Lease (or Oxmoor Lease) or its obligations under an REA (or an Oxmoor REA), as the case may be, which notice has not been rescinded or withdrawn; (ii) the square footage of each of Redmond Town Center, Oxmoor Center Mall, and the Shopping Centers identified on Exhibit A as "Washington Square," "Kitsap Mall" and "Cascade Mall" occupied by tenants (other than Anchors) who are open for business and who have not given a Seller written notice of the exercise of a right under a Lease to terminate such Lease (which notice has not been rescinded or withdrawn) shall not have declined by more than five percent (5%) from the square footage occupied by such tenants on the Effective Date (excluding tenants whose Leases (or Oxmoor Leases) have expired in accordance with their terms); and (iii) the square footage of each of the Shopping Centers other than those identified in clause (ii) occupied by tenants (other than Anchors) who are open for business and who have not given a Seller written notice of the exercise of a right under a Lease to terminate such Lease (which notice has not been rescinded or withdrawn) shall not have declined by more than ten percent (10%) from the square footage occupied by


PURCHASE AND SALE AGREEMENT                                          PAGE 45
such tenants on the Effective Date (excluding tenants whose Leases (or Oxmoor Leases) have expired in accordance with their terms).

              (h) Not later than two (2) Business Days prior to the Closing Date, Purchaser shall have received copies of the following estoppel certificates, each dated not earlier than forty-five (45) days prior to the Closing Date and executed by the party from which it is to be obtained:

              (i) with respect to each Anchor Lease (other than the AT&T Wireless Leases), an estoppel certificate either (A) in substantially the form of EXHIBIT M-1 attached hereto or (B) in substantially the same form or, if no form is provided, containing the information as is required to be provided under the terms of such Anchor Lease;

              (ii)   with respect to each Lease or Oxmoor Lease identified on
       Schedule 15.1(h)(ii) hereto (other than those Leases and Oxmoor Leases, if any, that have expired in accordance with their terms and have not been extended in accordance with the requirements of this Agreement), an estoppel certificate in substantially the same form as set forth in EXHIBIT M-1 attached hereto from at least seventy-five percent (75%) of the tenants under such Leases or Oxmoor Leases and
       (B) a Seller's Estoppel from the applicable Seller for the remainder of such Leases or Oxmoor Leases;

              (iii) with respect to each other Lease or Oxmoor Lease not identified in clauses (i) or (ii) above or clause (vi) below (other than those Leases and Oxmoor Leases, if any, that have expired in accordance with their terms and have not been extended in accordance with the requirements of this Agreement), (A) an estoppel certificate in substantially the same form as set forth in EXHIBIT M-1 attached hereto from at least sixty-five percent (65%) of tenants under such Leases and Oxmoor Leases and (B) a Seller Estoppel for such Leases or Oxmoor Leases as necessary to provide Purchaser estoppels, when taken together with the estoppels delivered under clause (A), from at least eighty percent (80%) of such tenants;

              (iv) With respect to each REA and the Oxmoor REA, an estoppel certificate from each party to the REA (other than a Seller or such Seller's predecessor interest under the REA) or Oxmoor REA (other than Oxmoor Joint Venture or Oxmoor Joint Venture's predecessor in interest under the Oxmoor REA) in the form required by such REA or substantially in the form of Exhibit M-2 hereto;


PURCHASE AND SALE AGREEMENT                                          PAGE 46

              (v) with respect to each Ground Lease and the Oxmoor Ground Lease, an estoppel certificate either (A) in the form (or, if no form is provided, containing the information) as is required to be provided under the terms of the Ground Lease or Oxmoor Ground Lease or (B) substantially in whichever form attached hereto as EXHIBIT M-3 is applicable thereto; and

              (vi) with respect to each AT&T Wireless Lease, an estoppel certificate in the form required by the AT&T Wireless Lease or in substantially the same form as set forth in EXHIBIT M-4 hereto.

       With respect to each estoppel certificate required to be delivered to Purchaser hereunder, it shall be a condition to Purchaser's obligation to close that such estoppel certificate not (1) disclose a fact or matter that renders any of Sellers' representations and warranties contained in this Agreement false (or, if such representation or warranty is not by its express terms subject to a materiality qualification, false in any material respect) or (2) deviate from the form required hereby in any material respect. Sellers' Estoppels shall not apply (and shall terminate and be of no further force or effect) as to any Lease or Oxmoor Lease for which and to the extent that an estoppel certificate is later received from the tenant which does not
(1) disclose a fact or matter that renders any of the certifications made by the pertinent Seller in the Sellers' Estoppel false in any material respect or (2) deviate from the form required hereby in any material respect. The certifications and representations made by Sellers in the Sellers' Estoppels shall survive Closing for a period of three (3) years and shall terminate at the end of such period except to the extent that Purchaser gives Winmar Co., as agent for Sellers, a Notice of Claim under Section 18(d) below in respect of an alleged breach thereof prior to such termination date.

              (i) With respect only to Purchaser's obligation to purchase Redmond Town Center Parcels 3 and 4, the AT&T Wireless Lease Conditions for such parcels shall have been satisfied.

              (j) With respect only to Purchaser's obligation to purchase Redmond Town Center Parcel 6, the AT&T Wireless Lease Conditions for such parcel shall have been satisfied.

              (k) Sellers shall have prepaid, at no cost to Purchaser, the Indebtedness owing by Town Center Associates to SAFECO Life that currently is secured by a lien on Redmond Town Center (or shall otherwise have caused SAFECO Life to release Redmond Town Center and all other portions of the Property from all liens and encumbrances securing such Indebtedness) and either (i) the loan to be


PURCHASE AND SALE AGREEMENT                                          PAGE 47
provided by SAFECO Life under the commitment attached hereto as EXHIBIT N shall have closed and SAFECO Life shall have advanced to or as Purchaser may direct the net loan proceeds to be advanced by SAFECO Life under the commitment (which proceeds are to be applied by Purchaser to the portion of the Purchase Price payable under Section 3.3(e) above) or (ii) SAFECO Life shall be prepared to close such loan and advance such net loan proceeds but shall not have done so due to the failure of a condition to SAFECO Life's obligation to close that is within the reasonable control of Purchaser.

              (l) SAFECO Life shall have executed and delivered such instruments of amendment and modification as may be necessary to amend and modify the terms of the Assumed Indebtedness owing to SAFECO Life (other than that currently secured by Redmond Town Center) in accordance with the commitment attached hereto as EXHIBIT N.

              15.2   CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

              Sellers' obligation to sell the Property is expressly conditioned on the following being satisfied as of the Closing Date, unless waived in writing by Winmar Co., as agent for Sellers, and, absent satisfaction of same on the Closing Date, Sellers may terminate this Agreement and thereafter no party shall have any further obligations to the other hereunder, except as otherwise provided herein.

              (a) Purchaser's representations and warranties set forth herein shall be true and correct at and as of the Closing Date.

              (b) No suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain or impose damages in connection with the purchase and sale of a Shopping Center or the Joint Venture Interest or the transfer of any other material portion of the Property.

              (c) Purchaser shall have performed all of its covenants and agreements hereunder in all material respects.

              (d) Sellers shall have received all Sellers' Required Consents with respect to the assignment and assumption of the Ground Leases and the AT&T Wireless Leases and Purchaser shall have received all Purchaser's Required Consents; provided, however, that if Purchaser waives the condition to its obligation to close that Sellers' have received all Sellers' Required Consents with respect to the assignment and assumption of the Ground Leases and the AT&T Wireless Leases and requests that Sellers also waive such condition, Sellers shall do so and proceed with the


PURCHASE AND SALE AGREEMENT                                          PAGE 48
consummation of the transactions contemplated hereby on the terms set forth herein, in which event Purchaser, on the terms set forth in Section 18, shall protect, defend, indemnify and hold Sellers harmless from and against any and all loss, liability, cost, and expense arising out of or related to claims brought by the ground lessor or AT&T Wireless based upon the failure to obtain such consents, which indemnification obligation shall survive Closing.

              15.3   [INTENTIONALLY OMITTED.]

              15.4   HART-SCOTT-RODINO

              Sellers and Purchaser have each independently determined that the execution of this Agreement and the consummation of the transactions contemplated hereby are exempt from the filing and waiting period requirements of Section 7A of the Clayton Act, as added by Section 201 of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a, and the rules and regulations promulgated thereunder ("HSR Act"). In making such determination, Sellers and Purchaser each did not and shall not rely on any written or oral statement, representation or warranty made by or on behalf of another party, whether or not contained in this Agreement, as to the applicability of the HSR Act to the transactions contemplated hereby.

              15.5   EXCLUSION OF THE JOINT VENTURE INTEREST FROM CLOSING

              If Beargrass Corporation exercises the Right of First Refusal or if Sellers do not obtain the applicable Sellers' Required Consent from Connecticut General Life Insurance Company for the transfer of the Joint Venture Interest, the Joint Venture Interest shall be deemed withdrawn from the Property for all purposes under the Agreement, the Joint Venture Interest shall not be transferred by Winmar Co. to Purchaser, and the Purchase Price shall be reduced by the portion of the Purchase Price allocated to the Joint Venture Interest by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser.

              15.6 EXCLUSION OF REDMOND TOWN CENTER PARCELS 3 AND 4 AND REDMOND TOWN CENTER PARCEL 6 FROM CLOSING

              (a)    If, on the Closing Date, the conditions set forth in
Section 15.1(i) are not satisfied with respect to Redmond Town Center Parcels 3 and 4, Purchaser may, provided it consummates the purchase of the remainder of the Property (subject, however, to Section 15.6(b) below) on the Closing Date in accordance with the terms of the Agreement, elect by written notice to Winmar Co., as agent for Sellers, given not later than the Closing Date to delay the purchase of Redmond Town Center


PURCHASE AND SALE AGREEMENT                                          PAGE 49

Parcels 3 and 4 and all related Property to the date that is fifteen (15) days after the date on which Winmar Co., as agent for Sellers, gives Purchaser written notice that all such conditions have been satisfied (the "Parcels 3 and 4 Delayed Closing Date"). On the terms set forth in Section 15.6(c) below, Town Center Associates shall convey Redmond Town Center Parcels 3 and 4 and all related Property to Purchaser and Purchaser shall purchase such parcels and related Property from Town Center Associates on the Parcels 3 and 4 Delayed Closing Date.

       (b) If, on the Closing Date, the conditions set forth in Section 15.1(j) are not satisfied with respect to Redmond Town Center Parcel 6, Purchaser may, provided it consummates the purchase of the remainder of the Property (subject, however, to Section 15.6(a) above) on the Closing Date in accordance with the terms of the Agreement, elect by written notice to Winmar Co., as agent for Sellers, given not later than the Closing Date to delay the purchase of Redmond Town Center Parcel 6 and the related Property to the date that is fifteen (15) days after the date on which Winmar Co., as agent for Sellers, gives Purchaser written notice that all such conditions have been satisfied (the "Parcel 6 Delayed Closing Date"). On the terms set forth in
Section 15.6(c) below, Town Center Associates shall convey Redmond Town Center Parcel 6 and all related Property to Purchaser and Purchaser shall purchase such parcel and related Property from Town Center Associates on the Parcel 6 Delayed Closing Date.

       (c) Purchaser shall purchase from Town Center Associates and Town Center Associates shall sell to Purchaser Redmond Town Center Parcels 3 and 4 and Parcel 6 and the related Property on whichever of the Parcels 3 and 4 Delayed Closing Date or the Parcel 6 Delayed Closing Date is applicable on and subject to all of the terms and conditions set forth in this Agreement with respect to the transfer of the Property, modified as follows:

              (i) The purchase price for the parcel or parcels and related Property to be conveyed shall be deemed to be the portion of the Purchase Price allocated thereto by mutual agreement of Winmar Co., as agent for Sellers, and Purchaser, adjusted with respect only to such parcel or parcels and related Property as provided in Section 13 and Schedule 13.1 and in
Section 13.4(c).

              (ii) The conditions to the obligations of Purchaser and Town Center Associates to consummate the purchase and sale of such parcel or parcels and related Property shall be those set forth in Sections 15.1 and
15.2 above, limited, however, to the parcel or parcels and related Property then to be transferred.


PURCHASE AND SALE AGREEMENT                                          PAGE 50

              (iii) The Closing shall be deemed to mean the consummation of the conveyance of the parcel or parcels and related Property then being conveyed and the Closing Date with respect to the parcel or parcels and related Property then being conveyed shall be deemed to be whichever of the Parcels 3 and 4 Delayed Closing Date or the Parcel 6 Delayed Closing Date is applicable for all purposes under the Agreement (including, without limitation, for establishing the periods for which representations, warranties and indemnities pertaining to such parcel or parcels and related Property (but no other representations, warranties and indemnities) survive Closing).

              (iv) The representations and warranties of Sellers to be made as of the Closing Date with respect to the Property shall be deemed limited to the parcel or parcels and the related Property then being conveyed.

       (d) Notwithstanding Section 3.3(d) above, an allocable portion of the Deposit shall continue to be held by Escrow Agent after the Closing Date in respect of Redmond Town Center Parcels 3 and 4, if Purchaser is entitled and elects to delay the purchase of such parcels, and in respect of Redmond Town Center Parcel 6, if Purchaser is entitled and elects to delay the purchase of such parcel. The portion of the Deposit that Escrow Agent shall continue to hold shall, for each of Redmond Town Center Parcels 3 and 4 and Redmond Town Center Parcel 6, be determined by multiplying the Deposit by a fraction, the numerator of which shall be the portion of the Purchase Price allocated to such parcels or parcel, as the case may be, by agreement of Purchaser and Winmar Co., as agent for Sellers, and the denominator of which shall be the Purchase Price. A portion of the Deposit held by Escrow Agent in respect of Redmond Town Center Parcels 3 and 4 or Redmond Town Center Parcel 6 shall be subject to the terms of the Agreement applicable to the Deposit and shall be applied to the purchase price of the parcel or parcels then being transferred, returned to Purchaser or released to Sellers, in each case on the terms provided herein for the Deposit, limited, however, to the parcel or parcels in question.

       (e) If this Agreement is terminated in accordance with its terms, all rights of Purchaser under this Section 15.6 shall terminate.

       16.    REMEDIES

              (a) IF SELLERS (OR ANY OF THEM) ARE NOT IN DEFAULT AND PURCHASER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS REQUIRED BY THIS AGREEMENT, THE DEPOSIT TOGETHER WITH ACCRUED INTEREST THEREON SHALL BE FORFEITED


PURCHASE AND SALE AGREEMENT                                          PAGE 51

TO SELLERS AS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO SELLERS FOR SUCH FAILURE, EXCEPT FOR A BREACH OF PURCHASER'S OBLIGATIONS UNDER SECTION 5.4.

              (b)    IF PURCHASER IS NOT IN DEFAULT AND SELLERS (OR ANY OF
THEM) FAIL TO COMPLETE THE SALE OF THE PROPERTY AS REQUIRED BY THIS AGREEMENT, PURCHASER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND RECEIVE THE RETURN OF ITS DEPOSIT TOGETHER WITH ACCRUED INTEREST THEREON, OR BE ENTITLED AS ITS EXCLUSIVE REMEDY TO SPECIFIC PERFORMANCE. IN NO EVENT SHALL SELLERS BE LIABLE TO PURCHASER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EXCEPT THAT, IF SELLERS' (OR ANY SELLER'S) FAILURE OR REFUSAL TO COMPLETE THE SALE OF THE PROPERTY CONSTITUTES A WILLFUL BREACH OF SELLERS' OBLIGATIONS UNDER THE AGREEMENT AND PURCHASER EXERCISES ITS RIGHT TO TERMINATE THE AGREEMENT, SELLERS SHALL PAY TO PURCHASER ON DEMAND ALL OF PURCHASER'S REASONABLE OUT-OF-POCKET, THIRD-PARTY EXPENSES INCURRED IN CONNECTION WITH PREPARATION OF THE AGREEMENT, INVESTIGATION OF THE PROPERTY, AND PREPARATION FOR CLOSING, WHICH OBLIGATION SHALL SURVIVE THE TERMINATION OF THE AGREEMENT.

              (c) BY THEIR INITIALS BELOW, PURCHASER AND WINMAR CO., AS AGENT FOR SELLERS, SPECIFICALLY ACKNOWLEDGE THAT THEY HAVE READ AND SPECIFICALLY NEGOTIATED AND AGREED TO FORFEITURE OF THE DEPOSIT AND LIMITATION OF REMEDIES AS PROVIDED FOR IN PARAGRAPHS 16(a) AND 16(b).

              -------------------------        -------------------------
              Purchaser's Initials             Winmar Co.'s Initials

       17.    CASUALTY; CONDEMNATION

              (a) If, prior to Closing, a Shopping Center is materially damaged by fire or other casualty or a material portion of the Shopping Center becomes the subject of a condemnation proceeding or a deed in lieu of condemnation, Purchaser shall have the right to terminate this Agreement with respect only to such Shopping Center if Purchaser notifies Winmar Co., as agent for Sellers, of Purchaser's election to do so in writing not later than the date that is thirty (30) days after Purchaser is given written


PURCHASE AND SALE AGREEMENT                                          PAGE 52
notice of the casualty, condemnation proceeding or deed in lieu of condemnation. If Closing would otherwise have occurred within such thirty-day period, Closing shall be extended as necessary to provide Purchaser a full thirty (30) days within which to make its election under the preceding sentence and Sellers shall not be required to obtain estoppel certificates to replace those that, but for such extension, would have satisfied the requirement of the Agreement that they be dated not earlier than forty-five (45) days prior to the Closing Date. If Purchaser so elects to terminate this Agreement with respect to a Shopping Center, the Shopping Center and all related portions of the Property shall not be conveyed to Purchaser, the Purchase Price shall be reduced by the amount allocated to such Shopping Center by mutual agreement of Purchaser and Winmar Co., as agent for Sellers, and Purchaser and Sellers shall consummate the Closing with respect to the remainder of the Property as provided herein. If, however, the Shopping Center identified on EXHIBIT A hereto as "Washington Square" is materially damaged prior to Closing, Purchaser shall have the further right, exercisable by written notice given to Winmar Co., as agent for Sellers, within the foregoing time period, to terminate this Agreement in its entirety. If Purchaser is entitled and elects under this Section 17(a) to terminate this Agreement in its entirety, this Agreement shall thereupon be terminated, except for Purchaser's obligations under Section 5.4 and such other provisions of this Agreement that, by their terms, survive termination, and Winmar Co., as agent for Sellers, shall promptly direct Escrow Agent to return the Deposit to Purchaser. A Shopping Center shall be deemed to have suffered a material casualty if (i) the sum of (A) the cost to repair the casualty, as reasonably estimated by an independent, third-party engineer retained by Sellers, plus (B) the post-Closing rent and other income that, during the period that such engineer estimates will be required to repair the casualty, will be abated under the terms of the affected Leases (reduced by the operating expenses of the affected Shopping Center that will be saved during such period and by the amount of any rental interruption insurance that will be payable to or may be assigned by Sellers to Purchaser) would exceed ten percent (10%) of the amount allocated to such Shopping Center by mutual agreement of Purchaser and Winmar Co., as agent for Sellers, or (ii) as a result of such casualty, any Anchor terminates or has the right to terminate either an Anchor Lease or its obligations under an REA or an Oxmoor REA under the terms thereof or ceases or has the right to cease operating in the affected Shopping Center. A material portion of a Shopping Center shall be deemed to be subject to condemnation or a deed in lieu of condemnation if
(i) the amount of the award made for the portion of the Shopping Center condemned or transferred in lieu of condemnation would exceed ten percent (10%) of the amount allocated to such Shopping Center by mutual agreement of Purchaser and Winmar Co., as agent for Sellers, (ii) as a result of such condemnation or conveyance, any Anchor terminates or


PURCHASE AND SALE AGREEMENT                                          PAGE 53
has a right to terminate either an Anchor Lease or its obligations under an REA or an Oxmoor REA or ceases or has the right to cease operating in the affected Shopping Center, or (iii) the remainder of the Shopping Center not condemned or transferred in lieu of condemnation (A) can no longer be operated as a shopping center in a commercially reasonable fashion under applicable zoning, building and other applicable laws or (B) with respect to Redmond Town Center, the remainder of the Shopping Center not condemned or transferred in lieu of condemnation can no longer be operated as a shopping center and office project in a commercially reasonable fashion substantially as it is currently (or, with respect to those portions of Redmond Town Center that are undeveloped or under development, as it is intended to be) operated under applicable zoning, building and other applicable laws).

              (b) In the event of damage, destruction or condemnation that does not permit Purchaser to terminate this Agreement under Section 17(a) above or as to which Purchaser does not elect to terminate this Agreement, this Agreement shall remain in full force and effect and Purchaser shall purchase the Property, without any reduction of the Purchase Price, but with an assignment to Purchaser of all condemnation proceeds or insurance proceeds and any deductibles and coinsurance otherwise payable to Sellers; provided, however, that the Purchase Price shall be reduced by the amount of any deductible under Sellers' insurance policies that reduces the proceeds otherwise payable to Purchaser and by any amount of such proceeds previously received by a Seller.

       18.    INDEMNIFICATION

              (a) Sellers shall protect, defend and indemnify Purchaser (including its partners, trustees, directors, officers, employees, agents, and affiliates) and hold it (and them) harmless from and against any claim, loss, liability and expense (including reasonable attorneys', consultants', and experts' fees and court costs) (collectively, "Losses") suffered or incurred by Purchaser or such other persons arising out of or in connection with (i) any and all tenant allowances and tenant improvement costs and leasing commissions and fees incurred in respect of Leases for which Sellers are liable under this Agreement; (ii) Sellers' failure to perform any of their obligations, covenants or agreements set forth in this Agreement; (iii) subject to the limitation on survival set forth in Section 6.2, any breach of the representations and warranties made by Sellers in Section 6.2; (iv) subject to the limitation on survival set forth in Section 15.1(h), any breach of the representations and warranties made by Sellers in the Sellers' Estoppels; (v) third-party tort claims arising or accruing prior to the Closing Date; (vi) Employee Claims; and (vii) the Leases, Ground Leases, REAs,


PURCHASE AND SALE AGREEMENT                                          PAGE 54

Assumed Contracts, Joint Venture Interest, and Assumed Indebtedness arising or accruing prior to the Closing Date.

              (b) Purchaser shall protect, defend and indemnify Sellers (including their partners, directors, officers, employees, agents, and affiliates) and hold them harmless from and against all Losses suffered or incurred by Sellers or such other persons arising out of or in connection with (i) the ownership, operation, leasing, maintenance or improvement of the Shopping Centers and the Property on or after the Closing Date, including, without limitation, those arising out of or in connection with the Leases, Ground Leases, REAs, Permitted Encumbrances, Assumed Indebtedness, Assumed Contracts and Joint Venture Interest, (ii) any and all tenant allowances and tenant improvement costs and leasing commissions and fees other than those for which Sellers are obligated under this Agreement, (iii) Purchaser's failure to perform any of its obligations, covenants or agreements set forth in this Agreement, (iv) any breach of the representations and warranties made by Purchaser in Section 7 above, (v) all liabilities arising under Bonds not canceled, terminated, released or otherwise discharged in accordance with
Section 11(c) above, and claims brought by a ground lessor or AT&T Wireless as provided in Section 15.2(d).

              (c) The sole remedy of Purchaser and Sellers for matters subject to the provisions of Sections 18(a) and (b) shall be pursuant to the indemnification provisions of this Section 18, and, except as otherwise provided in Section 18(d) below, such indemnification liability shall be subject to the following limitations:

              (i) The aggregate liability of all Sellers for all claims of indemnification shall be limited to Fifty Million Dollars ($50,000,000).

              (ii) Indemnification shall not be payable for the first Two Hundred Fifty Thousand Dollars ($250,000) of indemnification claims by Purchaser (the "Deductible Amount"). Once indemnification claims that, in the aggregate, exceed the Deductible Amount have been asserted, all claims, other than for amounts equal to or below the Deductible Amount, shall be payable in accordance with the terms of this Agreement.

              (d)    The limitations on Sellers' obligations set forth in
Section 18(c) above shall not apply to Sellers' obligation to protect, indemnify and hold Purchaser harmless from and against a breach of Sellers' covenants herein pertaining to (i) Sellers' obligation to pay tenant allowances and tenant improvement costs and leasing commissions and fees as provided in this Agreement and (ii) post-Closing amounts


PURCHASE AND SALE AGREEMENT                                          PAGE 55
payable by Sellers in respect of adjustments made to the prorations performed at Closing as provided in Section 13.1 and Schedule 13.1.

              (e) Promptly upon obtaining knowledge of any claim, event, statement of fact or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Section 18, the party seeking indemnification in respect of such matter (the "Indemnified Party") shall give written notice of such matter ("Notice of Claim") to the party or parties from whom indemnification is being sought (the "Indemnifying Party"), setting forth the amount of the Losses, or the Indemnified Party's then best estimate of the amount of the Losses. The Indemnified Party shall furnish to the Indemnifying Party, in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which the Indemnified Party is entitled to indemnification hereunder.

              (f) If the Notice of Claim given by the Indemnified Party pursuant to Section 18(d) hereof arises from a claim or demand that is asserted by a third party, the Indemnifying Party shall have twenty-five (25) days after the date of the Notice of Claim to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying party in the defense of, such third party claim or demand, and, so long as the Indemnifying Party is defending such third party claim or demand in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at its own expense. If the Indemnifying Party does not elect to defend such third party claim or demand, or does not defend such third party claim or demand in good faith, then the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or


PURCHASE AND SALE AGREEMENT                                          PAGE 56
demand or to pay or settle the same.  Notwithstanding any of the foregoing,
(i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) the Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreement of indemnification set forth in this Section 18. The Indemnifying Party shall not make any settlement of a third party claim or demand without the prior written consent of the Indemnified party.

              (g) Subject to the earlier expiration of the underlying representations, warranties or obligations to which Sellers' indemnification obligation may relate as may be provided in this Agreement, Sellers' indemnification obligation under Section 18(a) above shall survive Closing for a period of three (3) years and shall terminate at the end of such period except as to claims or demands with respect to which Purchaser has given Sellers a Notice of Claim in accordance with Section 18(d) above.
Purchaser's indemnification obligation under Section 18(b) above shall survive Closing without such limitation.

       19.    RIGHTS AND DUTIES OF ESCROW AGENT

              (a) Escrow Agent is executing this Agreement for the purposes of confirming (i) the opening of escrow, at its offices in Seattle, Washington, and San Francisco, California, for the transactions contemplated hereby and (ii) Escrow Agent's agreement to act in accordance with the provisions hereof governing the Escrow Agent. This Agreement, together with any supplemental instructions jointly executed by Purchaser and Winmar Co., as agent for Sellers, and delivered to Escrow Agent, shall constitute the escrow instructions by which the transaction contemplated herein shall be consummated, provided that in the event of an inconsistency between any such jointly executed supplemental instructions and the terms of this Agreement, the terms of the jointly executed supplemental instructions shall prevail.
If this Agreement is terminated by Purchaser or Sellers under and in accordance with a provision hereof that entitles Purchaser to the return of the Deposit, Winmar Co., as agent for Sellers, shall promptly instruct Escrow Agent to return the Deposit to Purchaser.

              (b) Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to advise Escrow Agent properly in connection with its obligations hereunder and to represent Escrow Agent in any litigation to which Escrow Agent may be a party by reason of this Agreement, and Escrow Agent may rely on the advice of such counsel and may pay them reasonable


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

compensation for their services as part of Escrow Agent's fee payable by Purchaser and Sellers in accordance with Section 14 hereof.

              (c) Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter presented to Escrow Agent hereunder or of any endorsement thereon or for any lack of endorsement thereon or for any description therein, nor shall Escrow Agent be responsible or liable in any respect on account of the liability, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document or endorsement or this Agreement.

              (d) The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth herein, as the same may be supplemented by written escrow instructions executed and delivered by Purchaser and Winmar Co., as agent for Sellers.

              (e) Escrow Agent may resign by providing not less than thirty (30) days' prior written notice to Purchaser and to Winmar Co., as agent for Sellers, in accordance with the provisions of Section 20 hereof. In the event of such resignation, Purchaser and Winmar Co., as agent for Sellers, shall appoint a mutually agreeable successor Escrow Agent with offices in Seattle, Washington, and San Francisco, California, and, promptly following the appointment of such successor, Escrow Agent shall transfer to the successor the Deposit and all documents held by Escrow Agent under the terms of this Agreement.

              (f) The provisions set forth in this Section 19 shall apply to Escrow Agent solely in its capacity as Escrow Agent, and nothing contained in this Section 19 shall in any way be construed to limit the Title Insurer's obligations or liabilities under any of the Title Policies.

              (g) In the event that escrow shall fail to close by reason of the default by either party hereunder, the defaulting party shall be liable for all escrow cancellation charges and for all of Escrow Agent's fees.

              (h) If either Purchaser or Winmar Co., as agent for Sellers, makes a written demand upon Escrow Agent for payment of the Deposit (or return of a letter of credit or drawing of a letter of credit provided for or as part of the Deposit), Escrow Agent shall, within twenty-four (24) hours, give written notice to the other of such demand. If Escrow Agent does not receive a written objection to the payment (or return or draw, as applicable) of the Deposit as demanded within five (5) Business


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

Days after the giving of such notice by Escrow Agent, Escrow Agent shall, and is hereby authorized to, make such payment (and, as necessary to draw a letter of credit provided for or as part of the Deposit in connection therewith) as demanded. If Escrow Agent does receive such written objection within such five (5) Business Day period, Escrow Agent shall either (i) continue to hold the Deposit until otherwise directed by joint written instructions from Purchaser and Winmar Co., as agent for Sellers, or a final judgment of a court of competent jurisdiction or (ii) commence an interpleader action in the Superior Court of King County, Washington and thereupon deposit the Deposit with the Clerk of the Court of King County, Washington. Escrow Agent shall give written notice of such deposit to Winmar Co., as agent for Sellers, and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

       20.    NOTICES

              (a) All notices provided for herein may be telecopied (with machine verification of receipt), sent by Federal Express or other overnight courier service, personally delivered or mailed registered or certified mail, return receipt requested. If a notice is sent by telecopy, it shall be deemed given when transmission is complete if (i) a confirmation of successful transmission is contemporaneously printed by the transmitting telecopy machine and (ii) a copy of the notice is sent to the recipient by overnight courier for delivery on the Business Day next following the date of telecopy transmission. If a notice is personally delivered, sent by overnight courier service or sent by registered or certified mail, it shall be deemed given upon receipt or refusal of delivery. The addresses to be used in connection with notices are the following, or such other address as a party shall from time to time direct by notice given in accordance with this
Section 20:

         Purchaser:               The Macerich Partnership, L.P.
                                  c/o The Macerich Company
                                  401 Wilshire Boulevard, Suite 700
                                  Santa Monica, CA 90401
                                  Attention:  Arthur M. Coppola and
                                    Richard A. Bayer, Esq.
                                  Telecopy No.:  (310) 395-2791


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

         and to:                  Ontario Teachers' Pension Plan Board
                                  5650 Yonge Street
                                  North York, Ontario, Canada
                                  M2M 4H6
                                    Attention:  Vice President, Real Estate
                                  Telecopy No.:  (310) 395-2791

         With a copy to:          The Macerich Company
                                  Two Galleria Tower
                                  13455 Noel Road, Suite 1480
                                  Dallas, TX 75240
                                  Attention:  Edward C. Coppola, Jr.
                                  Telecopy No.:  (214) 458-7021

         and to:                  O'Melveny & Myers
                                  1999 Avenue of the Stars, Suite 700
                                  Los Angeles, CA 90067
                                  Attention:  James H. Kinney, Esq.
                                  Telecopy No.:  (310) 246-6779

         and to:                  Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, NY  10017
                                  Attention:  John M. Forelle, Esq.
                                  Telecopy No.:  (212) 455-2502

         Sellers:                 c/o Winmar Company, Inc.
                                  700 Fifth Avenue, Suite 2600
                                  Seattle, WA  98104
                                  Attn:  Eddie L. Hendrikson
                                  Telecopy No.:  (206) 223-4565

         With a copy to:          SAFECO Corporation
                                  4333 Brooklyn Avenue N.E.
                                  SAFECO Plaza T-22
                                  Seattle, WA 98185
                                  Attention:  General Counsel
                                  Telecopy No.:  (206) 545-5559


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

         and to:                  Perkins Coie LLP
                                  1201 Third Avenue
                                  Seattle, WA  98101
                                  Attn:  Michael A. Barrett
                                  Telecopy No.:  (206) 583-8500

         Escrow Agent:            Transnation Title Insurance Company
                                  1200 Sixth Avenue
                                  Seattle, WA 98101
                                  Attention:  Martin J. Strelecky
                                  Telecopy No.:  (206) 628-0631

              (b) Sellers hereby appoint Winmar Co. to act as their agent for giving notices to and receiving notices from Purchaser and Escrow Agent. Any notice given by Winmar Co. shall be binding on all Sellers, Purchaser and Escrow Agent shall be entitled to rely on any notice given by Winmar Co. as if such notice were signed and given by all Sellers, and any notice given by Purchaser or Escrow Agent to Winmar Co. shall, when given to Winmar Co. in accordance with the requirements of this Agreement, be deemed to have been given to all Sellers. If Purchaser or Escrow Agent receives conflicting notices from Winmar Co. and any other Seller, only the notice from Winmar Co. shall be effective.

              (c) Each of Macerich and Ontario shall be and hereby is authorized to give any and all notices that are or may be given by Purchaser to Sellers or Escrow Agent under or in connection with this Agreement and any notice given by Macerich or Ontario shall be binding on the other. Sellers and Escrow Agent shall be entitled to rely on any notice given by either Macerich or Ontario as if such notice were signed and given by both Macerich and Ontario. If any Seller or Escrow Agent receives conflicting notices from Macerich and Ontario, only the first notice to be given shall be effective.

              (d) Any notice given by one party to another may be given by such party's attorneys. It shall not be a prerequisite to the effectiveness of a notice otherwise given in accordance with the requirements set forth above that it be received by the persons designated above to receive only copies of such notice.


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

       21.    TRANSFER

              (a) This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, successors and assigns; provided, however, that Purchaser may not assign its rights hereunder, in whole or in part, without Sellers' prior written consent, which consent may be withheld in Sellers' sole and absolute discretion.

              (b) Notwithstanding the prohibition set forth in Section 21(a) above,

              (i) Purchaser shall have the right to assign this Agreement (in whole or in part) at or prior to the Closing Date to one or more corporations, partnerships, limited partnerships, limited liability companies, trusts or pension plans that are owned or controlled (as "control" is defined in the definition of Affiliate) by either or both of Macerich and Ontario, provided that Purchaser gives Winmar Co., as agent for Sellers, notice not later than seven (7) days prior to the Closing Date of Purchaser's intent so to assign all or a part of this Agreement and provides in such notice the identity of each proposed assignee, with such information about such assignee as Winmar Co., as agent of Sellers, may reasonably require in order to determine that the assignee satisfies the foregoing requirements.

              (ii) After Closing, Purchaser (or its permitted assignees) may grant a collateral assignment of its or their surviving interests in this Agreement to any lender of Purchaser or such permitted assignees for the purposes of funding a portion of the Purchase Price.

              (iii) Purchaser, by notice to Winmar Co., as agent for Sellers, given not later than seven (7) days prior to the Closing Date, shall have the right to designate (A) one or more corporations, partnerships, limited partnerships, limited liability companies, trusts or pension plans that are owned or controlled (as "control" is defined in the definition of Affiliate) by either or both of Macerich and Ontario to which title to any of the Shopping Centers and the other Property related thereto will be transferred at Closing without an assignment of this Agreement and (B) one or more entities that are not included within clause (A) to which title to Eastland Plaza and Albany Plaza and the other Property related thereto will be transferred at Closing, but Purchaser shall not in connection therewith assign any of its rights hereunder to such designee.


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

              (c) If Purchaser assigns all or any part of this Agreement to one or more Affiliates or designates one or more entities to take title to one or more of the Shopping Centers as permitted herein, Purchaser shall not thereby be relieved of its obligations, duties or liabilities hereunder.
Each such assignee to whom all or any portion of this Agreement shall be assigned shall assume by a written instrument reasonably acceptable to Sellers and thereby become jointly and severally responsible for all of Purchaser's obligations, duties and liabilities hereunder insofar as they relate to the part of the Agreement assigned to such assignee.

              (d) If any Seller assigns all or any part of this Agreement, it shall not thereby be relieved of its obligations, duties or liabilities hereunder.

       22.    CONFIDENTIALITY

              (a) Each Seller and Purchaser agrees that, without the agreement of the other parties hereto, it shall not prior to Closing disclose the existence of the terms and/or conditions of this Agreement and Purchaser shall not prior to Closing disclose any confidential information concerning the Property or the Sellers to any third party other than (a) any existing or prospective lender or other financing source of Purchaser or any Affiliate thereof, or any prospective investor in Purchaser or any Affiliate thereof,
(b) to Sellers' or Purchaser's agents, employees, partners, investors, directors or officers, (c) to Sellers' or Purchaser's consultants, advisors, attorneys and accountants, (d) as required by law or by governmental regulation, requirement or order, or (e) as may be necessary to assert its rights hereunder. If this transaction does not close, Purchaser shall destroy and shall cause its employees, agents, representatives, consultants and advisors to destroy all such information and materials and all documentation prepared based thereon and all copies which Purchaser or such other persons made thereof. This Section 22 shall survive termination of this Agreement.

              (b) At all times prior to Closing, Sellers and Purchaser will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, release to be made solely on behalf of a party. If Sellers and Purchaser are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is required by law or appropriate to discharge such party's disclosure obligations, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report,

PURCHASE AND SALE AGREEMENT                                          PAGE 63
statement, or release approved or permitted to be made pursuant to this Section may be disclosed or otherwise provided by Sellers or Purchaser to any person or entity, including without limitation to any employee or customer of either party hereto and to any governmental authority.

       23.    APPLICABLE LAW

       This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

       24.    BROKERS

              (a) Each Seller represents and warrants to Purchaser that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Salomon Smith Barney. Each Seller agrees to indemnify, protect, defend and hold Purchaser harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Seller's breach of the foregoing representation in this subsection (a). The provisions of this subsection (a) shall survive Closing and any termination of this Agreement. Purchaser shall not be responsible for broker's fees due to Salomon Smith Barney, which shall be paid by or on behalf of Sellers pursuant to a separate agreement with Salomon Smith Barney.

              (b) Purchaser represents and warrants to the Sellers that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Salomon Smith Barney. The Purchaser agrees to indemnify, protect, defend and hold the Sellers harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from the Purchaser's breach of the foregoing representations in this subsection (b). The provisions of this subsection
(b) shall survive Closing and any termination of this Agreement.

       25.    COSTS AND EXPENSES

       Except as otherwise provided herein, each party hereto will bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement and other documentation related hereto and in the performance of its duties hereunder.


PURCHASE AND SALE AGREEMENT                                          PAGE 64

       26.    MISCELLANEOUS

              26.1   HEADINGS

              The headings in this Agreement are for convenience only and do not in any way limit or affect the terms and provisions hereof.

              26.2   CALCULATION OF TIME PERIODS

              Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day. The final day of any such period shall be deemed to end at 5:00 p.m., Pacific standard time or Pacific daylight time, as applicable.

              26.3   TIME OF ESSENCE

              Time is of the essence of this Agreement.

              26.4   GENDER

              Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

              26.5   COUNTERPARTS

              This Agreement and each Conveyance Document may be executed in counterparts, each of which shall be deemed an original, but which when taken together shall constitute one and same instrument.

              26.6   EXHIBITS AND SCHEDULES

              The Exhibits and Schedules referred to herein and attached to this Agreement are incorporated herein as if set forth in full.

       27.    ATTORNEYS' FEES

       If any lawsuit or arbitration arises in connection with this Agreement, the substantially prevailing party therein shall be entitled to recover from the losing party the substantially prevailing party's costs and expenses, including reasonable attorneys'


PURCHASE AND SALE AGREEMENT                                          PAGE 65
fees, incurred in connection therewith, in preparation therefor and on appeal therefrom, including those in any bankruptcy proceeding, which amounts shall be included in any judgment entered therein.

       28.    UNENFORCEABILITY

       If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remainder of such provision or any other provisions hereof.

       29.    AMENDMENT; MODIFICATIONS

       This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith.

       30.    WAIVER

       A party may, at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by or on behalf of such party. No waiver shall reduce the rights and remedies of such party by reason of any breach of any other party. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

       31.    BULK TRANSFERS

       Purchaser hereby waives compliance by Sellers with the bulk transfer laws, if applicable, of all jurisdictions in which portions of the Property are located.

       32.    FACSIMILE SIGNATURES

       Each party (a) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transactions contemplated by this Agreement, (b) intends to be bound by its respective telecopied signature, (c) is aware that the other will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy.


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

       33.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, express or implied, and all negotiations or discussions of the parties, whether oral or written, and there are no warranties, representations or agreements among the parties in connection with the subject matter hereof except as set forth herein.

       34.    DISCLOSURE UNDER OREGON LAW

       THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

       35.    JOINDER

       SAFECO and Escrow Agent are executing the Agreement solely for the limited purposes set forth in this Section 35.

              (a) By its execution of the Agreement, SAFECO agrees (i) to cause SAFECO Life to perform its obligations under the commitment attached as EXHIBIT N hereto and (ii) to cause Sellers to pay and perform their obligations when and as due under Section 18 above and, failing payment and performance by Sellers when due, that SAFECO shall be liable and responsible for the payment and performance of Sellers' obligations under Section 18 above as if such obligations were the primary obligations of SAFECO (the obligations of SAFECO Life and Sellers identified in this Section 35(a) are hereinafter referred to as the "Guaranteed Obligations".

              (i) SAFECO's undertakings in Section 35(a) shall be an independent obligation of SAFECO, separate and distinct from the Guaranteed Obligations. A separate action may be brought or prosecuted against SAFECO, whether or not any such action is brought or prosecuted against SAFECO Life or Sellers or whether SAFECO Life


PURCHASE AND SALE AGREEMENT                                          PAGE 67
       or Sellers are joined in any such action or actions. SAFECO's undertakings in Section 35(a) shall be an absolute guarantee of payment and performance, and not a guarantee of collection. The obligations of SAFECO under Section 35(a) are direct and primary, regardless of the validity or enforceability of the Guaranteed Obligations against Sellers or SAFECO Life or any renewal, extension or modification thereof. SAFECO shall continue to be liable under
       Section 35(a) even if all or part of the Guaranteed Obligations become uncollectible by operation of law or otherwise.

              (ii) With respect to its undertaking in Section 35(a), SAFECO waives (A) any defense arising from or out of the exercise by Purchaser of any right or remedy it may have with respect to the Guaranteed Obligations; (B) grace, demand, presentment, notice of dishonor and protest with respect to the Guaranteed Obligations; (C) any defense based upon any change in the name, location, composition or structure of Sellers or SAFECO Life, or any change in the type of business conducted by Sellers or SAFECO Life, or any other change in the financial condition, identity or legal status of Sellers or SAFECO Life; (D) the benefit of suretyship defenses generally; and (E) any defense based upon any failure by Purchaser to obtain a similar guaranty from any other person or entity, or file a creditor's claim in the estate of any person or entity, including Sellers or SAFECO Life, whether in administration, bankruptcy or any other proceeding.

              (iii) Purchaser shall not be bound to exhaust its recourse or take any action against Sellers or SAFECO Life or against any other person or entity, or proceed against any collateral, but Purchaser may make such demands and take such actions as it deems advisable, and Purchaser, without affecting the liability of SAFECO under Section 35(a), may with or without notice or consideration (A) release any other person or entity liable for the Guaranteed Obligations and (B) extend the maturity, modify the terms, grant any indulgence or forbearance or postpone the time of payment of the Guaranteed Obligations or otherwise amend or modify the terms of any agreement or instrument giving rise to all or any of the Guaranteed Obligations. All rights and remedies of Purchaser under Section 35(a), at law or in equity, are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other


PURCHASE AND SALE AGREEMENT                                          PAGE 68
       right or remedy of Purchaser and without affecting or impairing the liability of SAFECO under Section 35(a).

              (b) By its execution of the Agreement, Escrow Agent agrees to be bound by Section 19 hereof and all other provisions of the Agreement providing for the receipt, investment and release of the Deposit.

       36.    JOINT AND SEVERAL LIABILITY

              (a) All obligations of Sellers under this Agreement and the Conveyance Documents, including all indemnification obligations hereunder and under the Conveyance Documents, shall be joint and several obligations of each of the Sellers without regard to the particular obligation and Purchaser may make a claim against all Sellers or any of them for the entire amount of such claim.

              (b) All obligations of Macerich and Ontario under this Agreement and the Conveyance Documents, including all indemnification obligations hereunder and under the Conveyance Documents, shall be joint and several obligations of each of Macerich and Ontario without regard to the particular obligation and Sellers may make a claim against both of Macerich and Ontario or either of them for the entire amount of such claim.

       37.    CONSENT TO JURISDICTION

       Each Seller, and each of Macerich and Ontario hereby submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any action or proceeding relating to this Agreement and hereby waives any claim that such a forum is inconvenient or that there is a more convenient forum.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SHOPPING CENTER:                   SELLERS:


Washington Square                  WASHINGTON SQUARE, INC.,
                                   a Washington corporation

                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 69

                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


Kitsap Mall                        KITSAP ASSOCIATES LIMITED PARTNERSHIP,
                                   a Washington limited partnership

                                   By:    Kitsap Mall, Inc., a Washington
                                          corporation, general partner

                                          By:
                                               -----------------------------
                                               Name:
                                                      ----------------------
                                               Title:
                                                      ----------------------


                                          By:
                                               -----------------------------
                                               Name:
                                                      ----------------------
                                               Title:
                                                      ----------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 70

Cascade Mall and
Cross Court Plaza                  WINMAR CASCADE, INC.,
                                   a Washington corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------

Fringe Land Shopping Center,
Square Too, Albany Plaza           WINMAR OF OREGON, INC.,
                                   an Oregon corporation



                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------

North Point Plaza
and Kitsap Place                   WINMAR OF KITSAP, INC.,
                                   a Washington corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 71

Eastland Plaza                     SCIT, INC., a Massachusetts corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


Redmond Town Center and
Creekside Crossing                 TOWN CENTER ASSOCIATES,
                                   a Washington joint venture

                                   By:    Winmar Redmond, Inc.,
                                          a Washington corporation


                                          By:
                                               -----------------------------
                                               Name:
                                                      ----------------------
                                               Title:
                                                      ----------------------


                                          By:
                                               -----------------------------
                                               Name:
                                                      ----------------------
                                               Title:
                                                      ----------------------


Oxmoor Center Mall                 WINMAR COMPANY, INC.,
                                   a Washington corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 72

                                   PURCHASER:

                                   ONTARIO TEACHERS' PENSION PLAN BOARD,
                                   a non-share capital corporation continued under the laws of the Province of Ontario


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


                                   THE MACERICH PARTNERSHIP, L.P.,
                                   a Delaware limited partnership

                                   By:    The Macerich Company,
                                          a Maryland corporation, its general
                                          partner


                                          By:
                                               -----------------------------
                                               Name:
                                                      ----------------------
                                               Title:
                                                      ----------------------

                                   ESCROW AGENT:

                                   TRANSNATION TITLE INSURANCE COMPANY,
                                   an Arizona corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 73

                                   SAFECO:

                                   SAFECO CORPORATION,
                                   a Washington corporation


                                   By:
                                        -----------------------------------
                                        Name:
                                               ----------------------------
                                        Title:
                                               ----------------------------


PURCHASE AND SALE AGREEMENT                                          PAGE 74

                                     SCHEDULE 1

                                        TO
                            PURCHASE AND SALE AGREEMENT

                                   DEFINED TERMS

       As used in the Purchase and Sale Agreement between Washington Square, Inc., Kitsap Associates Limited Partnership., Winmar Cascade, Inc., Winmar Oregon, Inc., Winmar of Kitsap, Inc., SCIT, Inc., Town Center Associates, and Winmar Company, Inc., collectively as Sellers, and Ontario Teachers' Pension Plan Board and The Macerich Partnership, L.P., together as Purchaser, the following terms shall have the following meanings:

       ACCESS PERIOD shall mean the period commencing on the Effective Date and continuing until 5:00 p.m. Seattle time on the day that is sixty (60) days after the Effective Date.

       AFFILIATE means, with respect to a party hereto, any corporation, partnership, limited partnership or limited liability company, trust or pension plan that controls, is controlled by or is under common control with the party in question. One entity shall be deemed to control another if the entity owns not less than fifty-one percent (51%) of the outstanding voting equity interests in such other entity and has the right, by virtue of owning such voting equity interests, by proxy, by voting trust or by another arrangement, to direct the day to day affairs of such other entity. Macerich and Ontario and the Affiliates of each shall be deemed to be Affiliates of Purchaser.

       AGREEMENT shall mean the Purchase and Sale Agreement between Washington Square, Inc., Kitsap Associates Limited Partnership., Winmar Cascade, Inc., Winmar Oregon, Inc., Winmar of Kitsap, Inc., SCIT, Inc., Town Center Associates, and Winmar Company, Inc., collectively as Sellers, and Ontario Pension Plan Board and The Macerich Partnership, L.P., together as Purchaser, to which this
Schedule 1 is appended.

       ALBANY PLAZA shall mean the Shopping Center so designated on EXHIBIT A to the Agreement.

       ANCHOR shall mean each Anchor Tenant and each party to an REA or the Oxmoor REA.

PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 1

       ANCHOR LEASE shall mean each Lease or Oxmoor Lease identified on
Schedule 6.1(c) hereto.

       ANCHOR TENANT shall mean the tenant under an Anchor Lease.

       ASSIGNMENT OF CONTRACTS shall mean an assignment and assumption of the Assumed Contracts in the form of EXHIBIT H to the Agreement.

       ASSIGNMENT OF JOINT VENTURE INTEREST shall mean an assignment and assumption of the Joint Venture Interest in the form of EXHIBIT K to the Agreement.

       ASSIGNMENT OF LEASES shall mean an assignment and assumption of the Leases in the form of EXHIBIT G to the Agreement, modified, as necessary, to conform to the requirements of local law.

       ASSIGNMENT OF REA shall mean an assignment and assumption of each REA in the form of EXHIBIT J to the Agreement, modified, as necessary, to conform to the requirements of local law.

       ASSIGNMENT OF TRADE NAMES shall mean an assignment and assumption of Trade Names in the form of EXHIBIT I to the Agreement.

       ASSUMED CONTRACTS shall mean all Contracts other than those to be terminated by Sellers prior to Closing pursuant to Section 10(f) or
Section 13.2(c) of the Agreement.

       ASSUMED INDEBTEDNESS shall mean all Indebtedness other than (a) the Indebtedness of Town Center Associates owing to SAFECO Life that currently is secured by a lien on Redmond Town Center and (b) the Indebtedness, if any,
(i) that Purchaser directs Sellers to prepay as provided in Section 13(c) or
(ii) for which Sellers are unable to obtain a Sellers' Required Consent permitting the assumption thereof by Purchaser.

       AT&T WIRELESS shall mean AT&T Wireless Services, Inc., a Delaware corporation and the tenant under the AT&T Wireless Leases.

       AT&T WIRELESS LEASE CONDITIONS means (a) with respect to Redmond Town Center Parcels 3 and 4, (i) AT&T Wireless shall have taken occupancy of Building 1 on such parcels, (ii) the final reconciliation of costs as required under
Section II of Exhibit D to the AT&T Wireless Lease - Parcels 3 and 4 shall have been provided to AT&T Wireless, (iii) if, as a result of such final reconciliation, an adjustment to the


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 2

"Base Rent" (as such term is defined in Section 1.3 of the AT&T Wireless Lease - Parcels 3 and 4) to be paid by AT&T Wireless is required under
Section II of Exhibit D to the AT&T Wireless Lease - Parcels 3 and 4, such adjustment of Base Rent has been made, and (iv) AT&T Wireless has commenced paying such Base Rent; and (b) with respect to Redmond Town Center Parcel 6,
(i) AT&T Wireless shall have taken occupancy of Buildings 4 and 6 on such parcel, (ii) the final reconciliation of costs as required under Section II of Exhibit D to the AT&T Wireless Lease - Parcel 6 shall have been provided to AT&T Wireless, (iii) if, as a result of such final reconciliation, an adjustment to the "Base Rent" (as such term is defined in Section 1.3 of the AT&T Wireless Lease - Parcel 6) to be paid by AT&T Wireless is required under
Section II of Exhibit D to the AT&T Wireless Lease - Parcel 6, such adjustment of Base Rent has been made, and (iv) AT&T Wireless has commenced paying such Base Rent.

       AT&T WIRELESS LEASES shall mean AT&T Wireless Lease - Parcels 3 and 4 and AT&T Wireless Lease - Parcel 6.

       AT&T WIRELESS LEASE - PARCELS 3 AND 4 shall mean that certain Lease dated June 21, 1996 between Town Center Associates, as landlord, and AT&T Wireless, as tenant, as amended February 10, 1998.

       AT&T WIRELESS LEASE - PARCEL 6 shall mean that certain Phase II Lease dated February 16, 1998 between Town Center Associates, as landlord, and AT&T Wireless, as tenant.

       BILL OF SALE shall mean a bill of sale in the form attached hereto as EXHIBIT E, modified, as necessary, to conform to the requirements of the laws of the jurisdiction in which each Shopping Center is located.

       BONDS shall mean all bonds, deposits and other undertakings currently outstanding in favor of governmental authorities or other third parties to secure the performance of an obligation of a Seller or Oxmoor Joint Venture, not including collateral or guarantees provided by a Seller or Oxmoor Joint Venture to secure the payment of indebtedness for borrowed money.

       BUSINESS DAY shall mean a day, other than a Saturday or Sunday, on which banks in both of New York, New York and Seattle, Washington are open for business.

       CLOSING shall mean the consummation of the purchase and sale of the Property (or each portion thereof, if Closing is delayed for certain portions of Redmond Town Center) as contemplated by the Agreement.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 3

       CLOSING DATE shall mean the date upon which the Purchase Price (excluding any portion thereof not paid by reason of a delay in the Closing for certain portions of Redmond Town Center as provided in the Agreement) is paid to Sellers.

       CODE shall mean the Internal Revenue Code of 1986, as amended.

       COMMITMENTS shall mean the preliminary commitments for title insurance identified on Schedule 5.1(a) to the Agreement.

       CONTRACT PERIOD shall mean the period beginning on the Effective Date and ending on the first to occur of (a) termination of the Agreement in accordance with its terms and (b) the Closing Date.

       CONTRACTS shall mean all service, maintenance, construction, and other contracts and agreements respecting the operation, use, maintenance, development, redevelopment or improvement of the Shopping Centers or any portion thereof, including, without limitation, space leased to tenants under Leases (but excluding the Agreement, the Leases, the Oxmoor Leases, the Ground Leases, the Oxmoor Ground Lease, the Oxmoor Contracts, the Bonds, the Permitted Encumbrances, the REAs, and agreements, instruments and documents that provide for, evidence, secure or otherwise pertain to the Assumed Indebtedness).

       CONVEYANCE DOCUMENTS shall mean the Deeds, Bills of Sale, Assignments of Leases, Assignments of Contracts, Assignments of REAs, Assignment of Trade Names, and Assignment of Joint Venture Interest.

       DEED shall mean, with respect to a Shopping Center located in the State of Washington, a special warranty deed in the form attached hereto as EXHIBIT D, and, as to a Shopping Center located in another jurisdiction, the local equivalent of a special warranty deed in such jurisdiction. DEEDS shall mean all the Deeds.

       DEED AND ASSIGNMENT OF GROUND LEASE shall mean an assignment and assumption of each Ground Lease in the form of EXHIBIT F to the Agreement, modified, as necessary, to conform to the requirements of local law.

       DEPOSIT shall mean the amount of Fifteen Million Dollars ($15,000,000) deposited with Escrow Agent either in cash, by a letter of credit or in a combination of cash and a letter of credit pursuant to Section 3.2 of the Agreement. The Deposit shall include all interest earned on cash held by Escrow Agent, if the Deposit is made in cash or if a draw is made against any letter of credit provided for the Deposit.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 4

"Deposit" shall also refer to any portion thereof held by Escrow Agent after the Closing Date pursuant to Section 15.6(d) of the Agreement.

       DEPOSITORY shall mean Seattle-First National Bank, Seattle, Washington.

       EASTLAND PLAZA shall mean the Shopping Center so designated on EXHIBIT A to the Agreement.

       EFFECTIVE DATE shall mean the date of the Agreement as set forth in the preamble thereto.

       EMPLOYEE CLAIMS shall have the meaning given to such term in
Section 13.3(b) of the Agreement.

       ENVIRONMENTAL LAWS shall mean all federal, state and local statutes, ordinances, codes, rules, regulations, guidelines, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials, underground or above-ground storage tanks or the protection of human health or the environment, as any of the same may be amended from time to time, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act or any equivalent state or local laws or ordinances; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.
Section 6901 ET SEQ., as amended by the Hazardous and Solid Waste Amendments of 1984, or any equivalent state or local laws or ordinances; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 ET SEQ. or any equivalent state or local laws or ordinances; the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.); the Emergency Planning and Community Right-To-Know Act ("EPCRA"), 42 U.S.C. Section 11001 ET SEQ. or any equivalent state or local laws or ordinances; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 ET SEQ. or any equivalent state or local laws or ordinances; the Atomic Energy Act, 42 U.S.C. Section 2011 ET SEQ., or any equivalent state or local laws or ordinances; the Clean Water Act (the "Clean Water Act"), 33 U.S.C. Section 1251 ET SEQ. or any equivalent state or local laws or ordinances; the Clean Air Act (the "Clean Air Act"), 42 U.S.C. Section 7401 ET SEQ. or any equivalent state or local laws or ordinances; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. or any equivalent state or local laws or ordinances.

       ESCROW AGENT shall mean Transnation Title Insurance Company (formerly Transamerica Title Insurance Company).


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 5

       GROUND LEASE shall mean one, and GROUND LEASES shall mean two or more, of the lease agreements identified on Schedule 6.2(k) hereto. The term "Ground Lease" shall not include the Oxmoor Ground Lease.

       GROUND LEASED LAND shall mean (a) the parcels of real property that are legally described in EXHIBIT B-11 to the Agreement and (b) Parcels 7, 8, and 9 of the real property that is legally described in EXHIBIT B-10 to the Agreement. The term "Ground Leased Land" shall not include the Oxmoor Land.

       HAZARDOUS MATERIALS shall mean any substance, material, waste, gas or particulate matter that (a) is regulated by the United States government or any state or local governmental authority with jurisdiction over a Shopping Center the exposure to which, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by any Environmental Law, or (b) requires investigation or remediation under any Environmental Law or common law, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous. Such term includes, without limitation, any material or substance that is (1) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste" or any like or similar term under any applicable Environmental Law; (2) oil and petroleum products; (3) asbestos or asbestos-containing material as defined in the regulations of the Occupational Safety and Health Administration at 29 C.F.R. Section 1910.1001;
(4) polychlorinated biphenyls; (5) radioactive material; (6) designated as a "toxic pollutant" or a "hazardous substance" pursuant to Section 307 or 311 of the Clean Water Act; (7) defined as a "hazardous waste" pursuant to
Section 1004 of RCRA; (8) defined as a "hazardous substance" pursuant to
Section 101 of CERCLA; (9) now designated as a "hazardous chemical" substance or mixture pursuant to TSCA; (10) designated as an "extremely hazardous" substance under Section 302 of EPCRA; (11) designated as a "priority pollutant" or "hazardous air pollutant" pursuant to the Clean Air Act; (12) designated as a hazardous chemical under the Occupational Safety and Health Act; (13) radon gas or other radioactive source material, including special nuclear material and byproduct materials regulated under the Atomic Energy Act, 42 U.S.C. Section 2011 ET SEQ.; (14) subject to regulation under FIFRA;
(15) natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; or (16) infectious wastes or materials and pathogenic bacteria or other pathogenic microbial agents.

       IMPROVEMENTS shall mean all buildings, structures (surface and subsurface) and other improvements located on the Owned Land and the Ground Leased Land that


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 6
are owned by a Seller, including fixtures that constitute real property under applicable provisions of law. The term "Improvements" shall not include the Oxmoor Improvements.

       INDEBTEDNESS shall mean all indebtedness of Sellers for borrowed money that is secured in whole or in part by any portion of the Property.

       JOINT VENTURE AGREEMENT shall mean the Oxmoor Center Joint Venture Agreement dated April 23, 1969 between Winmar Co. and Beargrass Corporation, as amended August 17, 1983, June 1, 1988, September 30, 1995 and October 21, 1997.

       JOINT VENTURE INTEREST shall mean the fifty percent (50%) joint venture interest owned by Winmar Co. in Oxmoor Joint Venture and shall include all of Winmar Co.'s right, title and interest in, to and under the Oxmoor Joint Venture and the Joint Venture Agreement including, without limitation, all of Winmar Co.'s right, title and interest in, to and under all (a) distributions after the Closing Date of profits and income of Oxmoor Joint Venture, (b) repayments after the Closing Date of any and all loans made by Winmar Co. to Oxmoor Joint Venture, whether pursuant to the terms of the Joint Venture Agreement or otherwise, (c) capital distributions after the Closing Date from Oxmoor Joint Venture, (d) distributions after the Closing Date of cash flow by Oxmoor Joint Venture, (e) property of Oxmoor Joint Venture to which Winmar Co. now or in the future may be entitled, (f) other claims which Winmar Co. now has or may in the future acquire against the Oxmoor Joint Venture and its property, (g) proceeds of any liquidation upon the dissolution of the Oxmoor Joint Venture and winding up of its affairs, (h) general intangibles for money due or to become due from Oxmoor Joint Venture, (i) other rights of Winmar Co. to receive any distributions or other payments of any kind whatsoever from or in respect of Oxmoor Joint Venture or in any way derived from Oxmoor Joint Venture, Oxmoor Center Mall or the ownership or operation thereof, whether any of the above distributions consist of money or property and (j) all other rights of Winmar Co. as a partner or venturer in Oxmoor Joint Venture including, without limitation, rights to reports, accounting, information and voting.

       LAND shall mean the Owned Land and the Ground Leased Land.

       LEASES shall mean all leases, licenses and other agreements pursuant to which a Seller has granted any person the right to use and occupy any portion of the Owned Land or the Improvements. The term "Leases" shall not include the Oxmoor Leases.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 7

       MACERICH shall mean The Macerich Partnership, L.P., a Delaware limited partnership.

       MACERICH NOTE shall mean a promissory note in the principal amount of Thirty Million Six Hundred Thousand Dollars ($30,600,000), bearing interest at a rate of six and one-half percent (6.5%) per annum, requiring monthly payments in arrears of accrued interest only, and having a maturity date of one (1) year from the Closing Date, executed and delivered by Macerich in the form of EXHIBIT P hereto.

       MACERICH PLEDGE shall mean a pledge of all of Macerich's right, title and interest in and to the shares of stock, membership interests, partnership interests and other equity interests in all Affiliates of Purchaser that take title to one or more Shopping Centers, which shall be given to secure the payment of the Macerich Note and shall be in a commercially reasonable form.

       MATERIAL DEFECTIVE CONDITION shall mean any one or more of the following:

              (a) a structural defect or a latent condition in a building at a Shopping Center, which condition is not consistent with what would reasonably be expected to be found in buildings of similar age and type that have been maintained in accordance with sound, commercially reasonable industry practices, provided that (A) the defect or condition has been specifically identified in a written report prepared for Purchaser by a qualified, reputable, licensed, independent engineer, (B) a complete copy of the report is delivered to Winmar Co., as agent for Sellers, with Purchaser's election under Section 5.2 to terminate this Agreement, and (C) the cost of repairing the defect or condition as estimated by the report (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA) will (x) exceed the Materiality Threshold (as defined in the last paragraph of this definition) and (y) together with the estimated cost of correcting all other conditions identified in the other clauses of this definition and in clause (c) of the definition of Permitted Encumbrances (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), be greater than seventy-five one-hundredths percent (0.75%) of the Purchase Price;

              (b) the presence of Hazardous Materials in the ground or groundwater at or beneath a Shopping Center or adjacent to a Shopping Center, provided that (A) the Hazardous Materials have been specifically identified in a written report prepared for Purchaser by a qualified, reputable, independent environmental consultant, (B) a complete copy of the report is delivered to Winmar


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 8

Co., as agent for Sellers, with Purchaser's election under Section 5.2 to terminate this Agreement, (C) the Hazardous Materials are present in concentrations that require removal or remediation under applicable Environmental Laws, (D) if such Hazardous Materials are not in the ground or groundwater at or beneath a Shopping Center but only adjacent to a Shopping Center, the report states that such Hazardous Materials are reasonably likely to migrate onto or beneath the Shopping Center in concentrations that will require removal or remediation under applicable Environmental Laws (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), and (E) the report estimates that the cost of removing or remediating the Hazardous Materials to the extent required by applicable Environmental Laws will, together with the estimated cost of correcting all other conditions identified in the other clauses of this definition and in clause (c) of the definition of Permitted Encumbrances (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), be greater than Seventy-Five One-Hundredths percent (0.75%) of the Purchase Price;

              (c) a defect in the ability of a Shopping Center to withstand seismic shock to the extent customary for shopping centers of similar age, size, construction and tenant mix located in the general area of such Shopping Center, provided that (A) the defect has been specifically identified in a written report prepared for Purchaser by a qualified, reputable, licensed, independent engineer, (B) a complete copy of the report is delivered to Winmar Co., as agent for Sellers, with Purchaser's election under Section 5.2 to terminate this Agreement, and (C) the cost of repairing the defect as estimated by the report (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA) will, together with the estimated cost of correcting all other conditions identified in the other clauses of this definition and in clause (c) of the definition of Permitted Encumbrances (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), be greater than seventy-five one-hundredths percent (0.75%) of the Purchase Price; or

              (d) a violation by a Shopping Center of a statute, ordinance, code or other law applicable thereto (including zoning) or an REA (or Oxmoor
REA), provided that (A) the violation has been specifically identified in a written opinion or report prepared for Purchaser by a qualified, reputable, professional that is not and has not been an employee of Purchaser or an Affiliate of Purchaser or the violation has been noted by a governmental authority or written notice thereof has been provided by a governmental authority, (B) a complete copy of the opinion or report is delivered to


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 9

Winmar Co., as agent for Sellers, with Purchaser's election under Section 5.2 to terminate this Agreement, and (C) the cost of curing the violation as estimated by the report (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor
REA) will, together with the estimated cost of correcting all other conditions identified in the other clauses of this definition and in clause
(c) of the definition of Permitted Encumbrances (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), be greater than seventy-five one-hundredths percent (0.75%) of the Purchase Price.

              As used in clause (a) of this definition, "Materiality Threshold" shall mean (x) for each of Redmond Town Center, Oxmoor Center Mall, and the Shopping Centers identified on Exhibit A as "Washington Square," "Kitsap Mall" and "Cascade Mall," an amount equal to One Hundred Thousand Dollars ($100,000) and (y) for each other Shopping Center, an amount equal to Twenty-Five Thousand Dollars ($25,000).

       NOTICE OF CLAIM shall have the meaning given to such term in
Section 18(d) of the Agreement.

       ONTARIO shall mean Ontario Teachers' Pension Plan Board, a non-share capital corporation continued under the laws of the Province of Ontario.

       OXMOOR CENTER MALL shall mean the Shopping Center so designated on EXHIBIT A to the Agreement.

       OWNED LAND shall mean (a) the parcels of real property that are legally described in EXHIBITS B-1 through B-9 to the Agreement, (b) the parcels of real property that are legally described in EXHIBIT B-10 to the Agreement other than Parcels 7, 8, and 9 (which are included in the definition of Ground Leased Land) and Parcels 13, 14, and 15, which have been dedicated as public streets, in each case as set forth in EXHIBIT B-10, and (c) (i) any land lying in the beds of any streets, roads or avenues, open or proposed, public or private, in front of or adjoining the Owned Land to the center lines thereof, and in and to any awards to be made in lieu thereof and in and to any unpaid awards for damage to the foregoing by reason of the change of grade of any such streets, roads or avenues and (ii) all easements, rights, licenses, privileges, rights-of-way, strips and gores, hereditaments and such other real property rights and interests appurtenant to the foregoing.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 10

       OXMOOR CONTRACTS shall mean all service, maintenance, construction, and other contracts and agreements respecting the operation, use, maintenance, development, redevelopment or improvement of Oxmoor Center Mall (but excluding the Agreement, the Oxmoor Leases, the Oxmoor REA and the Permitted Encumbrances).

       OXMOOR GROUND LEASE shall mean the ground lease for Oxmoor Center Mall, which ground lease is identified as such on SCHEDULE 6.2(K).

       OXMOOR IMPROVEMENTS shall mean all buildings, structures (surface and subsurface) and other improvements located on the Oxmoor Land and owned by Oxmoor Joint Venture.

       OXMOOR JOINT VENTURE shall mean Oxmoor Center Joint Venture, a Kentucky joint venture between Winmar Co. and Beargrass Corporation.

       OXMOOR LAND shall mean the parcel or parcels of real property that are legally described in EXHIBIT B-12.

       OXMOOR LEASES shall mean all leases, licenses and other agreements pursuant to which Oxmoor Joint Venture has granted any person the right to use and occupy any portion of the Oxmoor Land or the Oxmoor Improvements.

       OXMOOR PROPERTY shall mean the leasehold interest in the Oxmoor Ground Lease, title to the Oxmoor Improvements, the lessor's interest in the Oxmoor Leases, interests in the Oxmoor Contracts and the Oxmoor REA, personal property related to Oxmoor Center Mall, and cash, cash equivalents and receivables relating to the ownership and operation of the Oxmoor Center Mall.

       OXMOOR REA shall mean the reciprocal easement agreement described in
SCHEDULE 6.2(9) Oxmoor Center Mall.

       PERMITTED ENCUMBRANCES shall mean (a) the Leases, REAs, Ground Leases, Oxmoor Leases, Oxmoor REA, Oxmoor Ground Lease, and encumbrances securing or otherwise pertaining to the Assumed Indebtedness; (b) easements, rights of way, setbacks, covenants, restrictions and other matters affecting title that do not materially and adversely affect the use and operation of a Shopping Center as it is currently being (or, with respect to those portions of Redmond Town Center that are under development or undeveloped, intended to be) used and operated;
(c) encroachments of buildings into easements, rights of way or setbacks and encroachments of any Improvements or Oxmoor Improvements onto other real property, unless the costs of


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 11
removing all such encroachments either by modifying the encroaching buildings or Improvements or Oxmoor Improvements or relocating the affected easements
(to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), together with the cost of correcting all conditions identified in clauses (a) through (d) of the definition of Material Defective Condition to which Purchaser has made an objection in accordance with the requirements of the Agreement (to the extent such cost is not chargeable to tenants under Leases or Oxmoor Leases or to third parties under REAs or the Oxmoor REA), is reasonably estimated to exceed an amount equal to seventy-five one-hundredths percent (0.75%) of the Purchase Price; (d) liens for taxes and local improvement and other assessments not yet due and payable; (e) liens for labor performed at or work supplied to the Shopping Centers for which a tenant is responsible under the terms of its Lease, provided that such tenant is not more than thirty (30) days delinquent in the payment of rent under its Lease and is not the subject of a petition for relief filed under United States Bankruptcy Code; (f) financing statements and agreements made by, or judgments entered against, tenants; (g) defects in title attributable to acts or omissions of Purchaser or Purchaser's employees, agents, consultants or contractors; and (h) matters approved or deemed approved by Purchaser under Section 5.1 of the Agreement.

       PERSONAL PROPERTY shall mean all right, title and interest of Sellers in and to the personal property, both tangible and intangible, located in or upon or used by Sellers in connection with the operation and maintenance of the Shopping Centers, including, without limitation, fixtures; machinery; equipment; building supplies and materials; consumables; inventories; all assignable licenses, permits and certificates of occupancy; all assignable guaranties or warranties (including performance bonds obtained by, or for the benefit of, Sellers pertaining to the ownership, construction or development of the Shopping Centers or any part thereof); the Property Materials; and advertising materials and telephone exchange numbers.

       PROPERTY shall mean all right, title and interest of Sellers in and to, collectively, the Owned Land, Improvements, Ground Leases, Personal Property, Leases, Assumed Contracts, Trade Names, REAs and Joint Venture Interest.

       PROPERTY MATERIALS shall mean all records, books of account and papers in the possession of Sellers relating to the construction, ownership and operation of the Shopping Centers, whether on paper or electronic media, including, without limitation, architect's drawings, blue prints and as-built plans, maintenance logs, instruction books, licenses and permits, employee manuals, records and correspondence relating to insurance claims, copies of guaranties and warranties,


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 12
financial statements, operating budgets, structural, mechanical, geotechnical and other engineering studies, soil test reports, environmental (including, without limitation underground storage tank) reports, Americans with Disabilities Act surveys or reports, lease summaries and original and/or copies of the Ground Leases, the Oxmoor Ground Lease, the Leases, the Oxmoor Leases, the REAs, the Oxmoor REA, the Contracts and the Oxmoor Contracts, and correspondence related thereto, but excluding (a) attorney-client privileged documents, (b) appraisals, (c) marketing studies with respect to the Shopping Centers, and (d) materials prepared by or for Sellers in connection with the proposed sale of the Shopping Centers.

       PURCHASE PRICE shall have the meaning given to such term in Section 3.1 of the Agreement.

       PURCHASER shall have the meaning given to such term in the preamble to the Agreement.

       PURCHASER'S KNOWLEDGE PARTIES shall mean Edward C. Coppola, Jr., Arthur Coppola, Richard Bayer, Thomas J. Pendergrast, Edward Salo, Philip Runions, Brian Muzyk, Andrea Stephen, Michael Busenhart, and Robert Aptaker.

       PURCHASER'S REQUIRED CONSENTS shall mean the consents, approvals and waivers identified on SCHEDULE 7(A) herein.

       REAS shall mean all reciprocal easement agreements relating to the Shopping Centers, with all amendments and modifications thereto, other than the Oxmoor REA.

       REDMOND TOWN CENTER shall mean the Shopping Center so designated on EXHIBIT A to the Agreement.

       REDMOND TOWN CENTER PARCEL 1 shall mean that portion of the Land described in EXHIBIT B-10 as Parcels 1-A, 1-B, 1-C, 1-D, and 1-E.

       REDMOND TOWN CENTER PARCEL 2-C shall mean that portion of the Land described in EXHIBIT B-10 as Parcel 2-C.

       REDMOND TOWN CENTER PARCEL 5-B shall mean that portion of the Land described in EXHIBIT B-10 as Parcel 5-B.

       REDMOND TOWN CENTER PARCELS 3 AND 4 shall mean that portion of the Land described in EXHIBIT B-10 as Parcels 3 and 4.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 13

       REDMOND TOWN CENTER PARCEL 6 shall mean that portion of the Land described in EXHIBIT B-10 as Parcel 6.

       REDMOND TOWN CENTER PARCEL 7 shall mean that portion of the Land described in EXHIBIT B-10 as Parcels 7-A, 7-B, 7-C, and 7-D.

       REDMOND TOWN CENTER PARCEL 8 shall mean that portion of the Land described in EXHIBIT B-10 as Parcel 8.

       RIGHT OF FIRST REFUSAL means the right of Beargrass Corporation under the Joint Venture Agreement to purchase the Joint Venture Interest on the terms offered by Purchaser.

       SAFECO shall mean SAFECO Corporation, a Washington corporation.

       SAFECO LIFE shall mean SAFECO Life Insurance Company, a Washington corporation.

       SELLER and SELLERS shall have the meanings given to such terms in the preamble to the Agreement.

       SELLERS' ESTOPPEL shall mean an estoppel certificate executed by a Seller in the form of EXHIBIT O TO the Agreement.

       SELLERS' REQUIRED CONSENTS shall mean the consents, approvals and waivers identified on SCHEDULE 6.2(A) hereto.

       SELLERS' KNOWLEDGE PARTIES shall mean the persons identified on
SCHEDULE 6.1(A) hereto.

       SHOPPING CENTER shall mean (a) the Owned Land or the Ground Leased Land, as the case may be, and the Improvements thereon that comprise one of the properties identified by name on EXHIBITS B-1 through B-10 to the Agreement and (b) the Oxmoor Land and the Oxmoor Improvements that comprise the Oxmoor Center Mall as identified on EXHIBIT B-11. SHOPPING CENTERS shall mean all of the Shopping Centers.

       SURVEY shall mean an ALTA survey of each Shopping Center certified to Purchaser and Title Company as of a date not earlier than fifteen (15) days prior to the Effective Date by a certification substantially in the form of EXHIBIT L to the Agreement, showing all matters described in such certification (except to the extent


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 14
the Survey expressly states that a matter is not locatable) and the number, location and size of all parking spaces for each Shopping Center.

       TAX or TAXES shall mean any and all taxes imposed by or on behalf of a federal, state or local governmental taxing authority, together with any and all penalties, fines, additions to tax and interest thereon.

       TAX RETURN shall mean any return, declaration, report, claim for refund or information return or statement or other tax form relating to Taxes, including any schedule or attachment thereof.

       TITLE INSURER shall mean Escrow Agent, acting in its capacity as a title insurance company.

       TITLE POLICIES shall mean 1970 (Form B) ALTA standard owners' policies of title insurance, issued by Title Insurer with respect to the Shopping Centers, insuring as of the Closing Date (a) fee title to the Owned Land, the Improvements, and the appurtenant easements under the REAs in Purchaser or Purchaser's permitted assignee or designee, (b) title to the leasehold interest in the Ground Leases, to the Improvements on the Ground Leased Land and to the appurtenant easements under the REAs in Purchaser or Purchaser's permitted assignee or designee, and (c) the leasehold interest in the Oxmoor Ground Lease, title to the Oxmoor Improvements, and title to the appurtenant easements under the Oxmoor REA in Oxmoor Joint Venture as of the Closing Date, in each case free of all liens, encumbrances and other defects in title other than the Permitted Encumbrances.

       TRADE NAMES shall mean all logos, trademarks (including registrations thereof) and trade names used by Sellers in connection with the operation of the Shopping Centers.

       WINMAR CO. shall mean Winmar Company, Inc., a Washington corporation and one of Sellers.


PURCHASE AND SALE AGREEMENT         SCHEDULE 1                          PAGE 15

                                   SCHEDULE 13.1
                                        TO
                            PURCHASE AND SALE AGREEMENT

                                  PRORATION METHOD

       A. PRORATIONS FOR SHOPPING CENTERS (EXCEPT OXMOOR CENTER MALL). The parties agree that the following shall be prorated and adjusted between Seller and Purchaser as of the Closing Date with respect to all Shopping Centers except Oxmoor Center Mall, except as otherwise specified:

              (a)    As used herein,

                      (i) "Recoveries" shall mean all common area maintenance charges, enclosed mall maintenance charges, real estate taxes, and other reimbursable charges for the current fiscal period for each such item to the extent denominated as such charges in Leases or REAs.

                      (ii) "Recoverable Expenses" shall mean, for each Shopping Center, any operating expenses of the Shopping Center for which funds are collected as Recoveries under the Leases or REAs of such Shopping Center for the current fiscal period for each such item.

                      (iii) "Recovery Rate" shall mean, for each Shopping Center, a fraction, the numerator of which is the total aggregate Recoveries with respect to the Shopping Center for a specified fiscal period, and the denominator of which is the total aggregate Recoverable Expenses with respect to the Shopping Center for the same fiscal period.

              (b) Except for prorations with respect to overage and percentage rents and Recoveries which are provided for in Sections (c) and
(e) hereof, respectively, (i) all rents and other occupancy charges payable under the Leases shall be prorated on an accrual basis as of the Closing Date, and (ii) Purchaser shall receive a credit for (1) any prepaid rent or other charges and (2) all current and, to the extent expressly provided for under the terms of the Leases as they exist on the Closing Date, future abatements in rent and other charges, excluding fifty percent (50%) of each of the abatements and other charges relating to minimum rent deductions for leases as detailed in Schedule 6.2(j) of the Agreement.


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 1

              (c) Overage rent as collected shall be prorated based upon actual overage rent payable for the lease year under a Lease based upon the actual sales in each party's respective period of ownership during such lease year after taking into account each party's proportionate share of the breakpoint for calculating overage rent under such Lease on the basis of a per diem method of allocation. Percentage only rent payable in lieu of minimum rent shall be prorated monthly on a per diem basis.

              (d) All expenses and liabilities of the Property incurred (on an accrual basis) (i) prior to the Closing shall be the obligation of Sellers, and (ii) on and after the Closing shall be the obligation of Purchaser. The proration of real estate taxes and personal property taxes assessed against the Property shall be based upon the most recent ascertainable tax bills, shall be adjusted upon receipt of the actual tax bills, and shall take account of amounts held in lender escrow accounts for the payment of taxes, to the extent transferred to Purchaser or a permitted assignee or designee of Purchaser. Taxes applicable to calendar year 1999 shall be prorated through the Closing, even if such taxes are not payable to the taxing authority until calendar year 2000 or beyond. Utility expenses shall be prorated based on a reading of utility meters for the Shopping Centers, to the extent applicable, on the Closing Date.

              (e) All Recoveries with respect to the Property shall be prorated on the following basis:

                      (i) At Closing, Recoveries shall be prorated based upon the estimated Recovery Rate (the "Estimated Recovery Rate"), on a Shopping Center by Shopping Center basis, (which shall be equal to the Recovery Rate actually experienced with respect to Recoverable Expenses in the fiscal year ending December 31, 1997 or January 31, 1998, as applicable, except Redmond Town Center, which shall use an Estimated Recovery Rate of seventy percent (70%)). At the Closing, Seller shall receive a credit or debit, as the case may be, equal to the difference between:

                               (1) the Recoveries for fiscal year 1999 billed
through the Closing Date, and

                               (2) the product of (x) the 1999 Recoverable
Expenses incurred (on an accrual basis) prior to the Closing Date
("Pre-Closing Recoverable Expenses"), and (y) the Estimated Recovery Rate.


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 2

                      (ii) Upon the determination by Sellers of the actual Recovery Rate for fiscal year ending December 31, 1998 or January 31, 1999, as applicable, the actual Recovery Rate will be compared to the Estimated Recovery Rate used at the Closing, and if the actual Recovery Rate is less than the Estimated Recovery Rate used at the Closing, the difference between the Estimated Recovery Rate and the actual Recovery Rate will be applied to the Pre-Closing Recoverable Expenses and, within thirty (30) days of such determination, Sellers shall pay Purchaser an amount equal to such result.
If the actual Recovery Rate is greater than the Estimated Recovery Rate used at the Closing, the difference between the actual Recovery Rate and the Estimated Recovery Rate will be applied to the Pre-Closing Recoverable Expenses; and, within thirty (30) days of such determination, Purchaser shall pay Sellers an amount equal to such result.

                      (iii) As an obligation which shall survive the Closing for a period of three (3) years after the Closing Date, Sellers shall remain liable for any refunds or credits which may be due to tenants with respect to overpayments of Recoveries made by such tenants to Sellers relating to any periods ending on or before December 31, 1998 or January 31, 1999, as applicable.

              (f) Sellers' mandatory contributions, if any, (whether cash or non-cash) to merchant's associations or promotional funds at the Shopping Centers shall be prorated as of the Closing Date.

              (g) Subject to the provisions regarding overage and percentage rent and Recoveries set forth in Sections (c) and (e) hereof, rents and other remittances from tenants under the Leases collected after the Closing Date shall be distributed as follows:

                      (i) Rents and remittances which accrue from and after the Closing Date shall remain the sole property of Purchaser.

                      (ii) Rents and other remittances (including judgments on past-due amounts) which were due and payable prior to the Closing Date (subject to a proration for the month in which the Closing occurs) shall be, subject to Section (g)(iii) hereof, forthwith distributed to Sellers as their sole property;

                      (iii) All monies received after the Closing Date shall be first applied to current rents and remittances rather than past due amounts to which Sellers may be entitled pursuant to Section (g)(ii) hereof. Purchaser shall use good faith efforts (without the obligation of incurring monetary expense or filing actions for


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 3
unlawful detainer) to collect any unpaid pre-Closing rents. If delinquencies have not been paid within six (6) months of the Closing Date, Sellers shall have the right to sue or otherwise make claims against tenants who have failed to timely pay pre-Closing rents, excluding any unlawful detainer actions.

              (h) Purchaser shall receive a credit for all security deposits and interest accrued thereon which are payable to tenants under the Leases. Purchaser shall also receive a credit for any gift certificates distributed by Sellers to users of the Shopping Centers to the extent required to be honored by Purchaser or its successors or assigns.

                     For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Shopping Centers, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing Date occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon a three hundred sixty-five (365) day year. The amount of such prorations shall be subject to adjustment in cash after the Closing outside of escrow, as and when complete and accurate information becomes available. Sellers and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than April 30, 2000.
 Except as set forth in this Schedule 13.1, all items of income and expense for the period prior to the Closing Date will be for the account of Sellers and all items of income and expense for the period on and after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after the Closing Date which relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Sellers. The terms and provisions of this Schedule 13.1 shall survive the Closing.

       B.     ADJUSTMENTS FOR OXMOOR CENTER MALL.

              1. The Purchase Price allocated by Winmar Co., as agent for Sellers, and Purchaser for the Joint Venture Interest ("Oxmoor Purchase Price") shall be subject to adjustment as follows:

                      (a) $28,000,000 (the "Base Price"); shall be increased or decreased by the following adjustments ("Adjustments"), calculated based on Oxmoor Joint Venture's assets and liabilities as of the Closing Date;

                      (b) The Base Price shall be increased by the following Adjustments:


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 4

                               (i)        Winmar Co.'s share (50%) ("Winmar
Co.'s Share") of any decrease in the principal amount of the loan held by Connecticut General Life Insurance Company that encumbers Oxmoor Center Mall ("CIGNA Loan") below $19,800,000;

                               (ii)        Winmar Co.'s Share of Oxmoor Joint
Venture's positive Adjusted Working Capital (as hereinafter defined).

                      (c)   The Base Price shall be decreased by the following
Adjustments:

                               (i)        Winmar Co.'s Share of any negative
Adjusted Working Capital of Oxmoor Joint Venture; and

                               (ii)       Winmar Co.'s Share of any increase
in the principal amount of the CIGNA Loan above $19,800,000.

              2. For purposes of the Agreement and this Schedule 13.1, "Adjusted Working Capital" means the following assets less the following liabilities, calculated as of the Closing Date:

                      (a)   Assets shall include the following:

                               (i)        Cash, cash equivalents and
investments, excluding any deferred rents receivable; plus

                               (ii)       Billed accounts receivable; plus

                               (iii)      Accrued but unbilled accounts
receivable; plus

                               (iv)       Notes receivable; plus

                               (v)        Prepaid operating expenses, excluding
capitalized leasing costs, capitalized legal costs, capitalized leasing commissions, other deferred assets, and other assets.

                      (b)   Liabilities shall include the following:

                               (i)        Accrued but unpaid interest, loan
fees, and swap interest payable, if any;


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 5

                               (ii)       Accounts payable to Beargrass
Corporation, if any, but excluding Beargrass Corporation's capital account;

                               (iii)      Accounts payable to tenants under
Oxmoor Leases, including tenant deposits of every kind and nature, except for security deposits in the form of letters of credit, promissory notes or separate deposit accounts to the extent the same are not cash obligations of Oxmoor Joint Venture and are not reflected as assets on Oxmoor Joint Venture's books and records;

                               (iv)       Accounts payable to others; and

                               (v) Other accrued liabilities, including
accrued obligations to tenants under Oxmoor Leases executed prior to the Effective Date, straight-lining of rents under the Oxmoor Ground Lease and deferred income on lease termination payments.

              3. In calculating assets and liabilities for the purpose of determining Adjusted Working Capital, the accrual method shall be utilized, including, without limitation, accruals for base rent, percentage rent (based on annual percentage rent allocated based on number of days the Oxmoor Joint Venture Interest was owned in that fiscal year), CAM recoveries, tenant loan payments (but, consistent with Section 2(a)(iii) above, there shall not be any accrual asset for "straight lining" of rents), real and personal property taxes and assessments, insurance expense or returned premiums, if any, business license taxes, security deposits, tenant improvement costs, tenant allowances, and leasing commissions, effectively prorated as of the Closing Date in substantially the same manner provided above as if Winmar Co. owned Oxmoor Center Mall and were selling it to Purchaser pursuant to the Agreement.

              4. Approximately five (5) days prior to Closing, the parties will, to the best of their ability, calculate the Adjustments and the Oxmoor Purchase Price, utilizing the 1998 fiscal year financial statements and the most recent monthly financial statements for the Oxmoor Joint Venture (the "Statements"), and such additional information as the parties are able with their diligent efforts to obtain. The Oxmoor Purchase Price will be estimated initially, based on a Pre-Closing Balance Sheet prepared in accordance with such calculations and initialed by the parties, subject to further adjustment based upon the Closing Date Balance Sheet described below.

              5.     Audited Closing Date Balance Sheet.


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 6

                      (a) Purchaser shall cause Ernst & Young ("E&Y") to prepare and issue a report (the "Initial Report") within ninety (90) days following the Closing Date, certifying an "Initial Closing Date Balance Sheet." The cost of such certification will be borne 50% by Winmar Co. and 50% by Purchaser, and each party agrees to pay its share within fifteen (15) days of invoice therefor.

                      (b) The Oxmoor Purchase Price will be adjusted positively or negatively on a retroactive basis to reflect the amount, if any, by which the Oxmoor Purchase Price calculated as per the Initial Closing Date Balance Sheet is greater or less than the Oxmoor Purchase Price estimated pursuant to the Pre-Closing Balance Sheet initialed by the parties.
 If the Initial Closing Date Balance Sheet shows a decrease in the Oxmoor Purchase Price, then Winmar Co. shall pay to Purchaser the amount thereof (the "Initial Seller Post-Closing Payment") within fifteen (15) days of its receipt of the Initial Report. If the change in the Oxmoor Purchase Price is an increase, then Purchaser shall pay to Winmar Co. the amount thereof (the "Initial Purchaser Post-Closing Payment") within fifteen (15) days of Purchaser's receipt of the Initial Report.

                      (c) Not later than thirty (30) days after the final calculation and collection from tenants under Oxmoor Leases or parties to the Oxmoor REA of payments due (for example, Tenant/REA contributions and overage and percentage rent payments for 1998), whether in the nature of a reconciliation payment or full payment, in arrears, Purchaser shall cause E&Y to prepare and issue an updated report ("Final Report") certifying a "Final Closing Date Balance Sheet." The cost of such certification will be borne 50% by Winmar Co. and 50% by Purchaser, and each party agrees to pay its share within fifteen (15) days of invoice therefor. The Oxmoor Purchase Price will again be adjusted positively or negatively on a retroactive basis to reflect the amount, if any, by which the Oxmoor Purchase Price calculated as per the Final Closing Date Balance Sheet is greater or less than the Oxmoor Purchase Price calculated as per the Initial Closing Date Balance Sheet. If the Final Closing Date Balance Sheet shows a decrease in the Oxmoor Purchase Price, then Winmar Co. shall pay to Purchaser the amount thereof (the "Final Seller Post-Closing Payment") within fifteen (15) days of its receipt of the Final Report. If the change in the Oxmoor Purchase Price is an increase, then Purchaser shall pay to Winmar the amount thereof within fifteen (15) days of Purchaser's receipt of the Final Report.

                      (d) If Purchaser fails to deliver either the Initial Report or the Final Report, Winmar Co., after thirty (30) days prior written notice to Purchaser, shall have the right to engage E&Y to prepare whichever balance sheets or reports have not been prepared. E&Y shall thereafter promptly prepare whichever reports


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 7
have not been prepared. Any balance sheets and reports prepared by E&Y shall be final and binding upon Winmar Co. and Purchaser. Purchaser shall cooperate with and provide all information requested by E&Y in its
preparation of balance sheets and reports.    The cost of such work by E&Y
will be borne 50% by Winmar Co. and 50% by Purchaser, and each party agrees to pay its share within fifteen (15) days of invoice therefor.

       C.     PREPAYMENT PENALTIES FOR WASHINGTON SQUARE MALL AND KITSAP MALL.

              1. If Purchaser elects to assume the Indebtedness owing to Lincoln National Life Insurance Company ("Lincoln National") with respect to Washington Square Mall, Purchaser shall receive a credit at Closing in the amount of the prepayment penalty payable under such Indebtedness and Purchaser shall be responsible for the payment of any assumption fee in connection therewith. If Purchaser does not assume such Indebtedness at the Closing, Sellers shall be responsible for paying such Indebtedness and any prepayment penalty in connection therewith.

              2. If Purchaser elects to assume the Indebtedness owing to Lincoln National with respect to Kitsap Mall, Purchaser shall receive a credit at Closing in the amount of the prepayment penalty payable under such Indebtedness and Purchaser shall be responsible for the payment of any assumption fee in connection therewith. If Purchaser does not assume such Indebtedness at the Closing, Sellers shall be responsible for paying such Indebtedness and any prepayment penalty in connection therewith.

       D.     TENANT ALLOWANCES AND LEASE COMMISSIONS.

              1. Attached as Schedule A is a list of prospective Leases and Oxmoor Leases, including rental terms, tenant improvement allowances and leasing commissions with respect to each such Lease or Oxmoor Lease, which Sellers are presently negotiating for certain of the Shopping Centers. The terms provided on Schedule A for such Leases and Oxmoor Leases have been approved by Purchaser and Sellers are authorized to execute Leases and Oxmoor Leases prior to the Closing Date on terms consistent with Schedule A. If any of the Leases or Oxmoor Leases set forth on Schedule A are executed prior to the Closing Date, Sellers shall pay all leasing commissions, tenant allowances and costs of constructing the initial tenant improvements for the Leases and Oxmoor Leases set forth on Schedule A to the extent payable under such Leases or Oxmoor Leases prior to the Closing Date (or, if not paid, shall credit Purchaser with same at Closing or, as to Oxmoor Leases, shall


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 8
include the unpaid portion as a liability in the calculation of Adjusted Working Capital). If any of such Leases or Oxmoor Leases for which lease requisitions ("LR") have been approved (as so indicated on Schedule A) are not executed prior to the Closing Date or, if executed, the amounts are not payable prior to the Closing, Purchaser shall receive a credit at the Closing for all of any such tenant allowances, leasing commissions and costs of constructing the initial tenant improvements for any such Leases and the amount of any such allowances, commissions and costs under Oxmoor Leases shall be included as a liability in the calculation of Adjusted Working Capital. Schedule A is attached hereto solely for the purposes set forth in this Section D(1). Sellers make no representation or warranty with respect to Schedule A or the information therein. In the event of a difference between the information in Schedule A and Schedule 6.2(j) to the Agreement,
Schedule 6.2(j) shall control.

              2. In addition to the provisions of Paragraph 1 above with respect to the Leases on Schedule A, Sellers shall pay (or credit Purchaser at Closing for) all leasing commissions, tenant allowances and costs of constructing initial tenant improvements for all Leases which have been executed on or prior to the Effective Date.

              3. Except as otherwise provided in Paragraph 1 above, Purchaser shall pay all leasing commissions and fees, tenant allowances and costs of constructing tenant improvements (or shall reimburse Sellers at Closing for same to the extent paid prior to the Closing Date) under Leases which are signed after the Effective Date in accordance with the terms of the Agreement. Upon assumption of such Leases at Closing, Purchaser shall be responsible for the completion of all tenant improvement work then under construction.

              4. Except as otherwise provided in Paragraph 1 above, leasing commissions and fees, tenant allowances and costs of constructing tenant improvements under Oxmoor Leases which are signed after the Effective Date in accordance with this Agreement shall, to the extent not paid prior to the Closing Date, be excluded from liabilities in the calculation of Adjusted Working Capital and, to the extent paid prior to the Closing Date, shall be included among assets in the calculation of Adjusted Working Capital.


PURCHASE AND SALE AGREEMENT      SCHEDULE 13.1                          PAGE 9